UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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# NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

QUANTA

Quanta Services, Inc.

2800 Post Oak Boulevard, Suite 2600

Houston, TX 77056 | (713) 629-7600

TO BE HELD MAY 28, 2020

To our Stockholders:

The annual meeting of stockholders of Quanta Services, Inc. (“Quanta”) will be held in the Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056*, on May 28, 2020, at 8:30 a.m. local time. At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.	Election of ten directors nominated by our Board of Directors;
2.	Approval, by non-binding advisory vote, of Quanta’s executive compensation;
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020; and
4.	Action upon any other matters that are properly brought before the meeting, or any adjournments or postponements of the meeting, by or at the direction of the Board of Directors.

Our stockholders of record at the close of business on March 31, 2020, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

Carolyn M. Campbell

Corporate Secretary

Houston, Texas

April 17, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2020:

The Notice, Proxy Statement and 2019 Annual Report to Stockholders are available at www.proxydocs.com/PWR.

*We intend to hold our annual meeting in person. However, we are actively monitoring coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor Quanta’s website at https://investors. quantaservices.com/ and our annual meeting website at www.proxydocs.com/PWR for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

Quanta Services, Inc. | 2800 Post Oak Boulevard, Suite 2600 | Houston, TX 77056 | (713) 629-7600

This summary highlights selected information about the items to be voted on at the 2020 annual meeting of stockholders (the “Annual Meeting”) of Quanta Services, Inc. (“Quanta” or the “Company”). This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire Proxy Statement carefully before voting.

2020 ANNUAL MEETING OF STOCKHOLDERS

Where

Williams Tower, 2nd Floor Conference

Center, Auditorium No. 1, located at

2800 Post Oak Boulevard, Houston,

Texas 77056*

When

May 28, 2020, at 8:30 a.m. local time

Record Date

Our stockholders of record at the close of business on March 31, 2020, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting.

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS Stockholders are being asked to vote on three agenda matters:
Proposal	Board Recommendation
Proposal 1
Election of ten directors nominated by our Board of Directors	FOR Each Director Nominee

Proposal 2
Approval, by non-binding advisory vote, of Quanta’s executive compensation	FOR

Proposal 3
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020	FOR
VOTING YOUR SHARES
Your vote is important. Even if you plan to attend the Annual Meeting in person, the Board of Directors recommends that you cast your vote as soon as possible. Stockholders of record may vote by any of the below methods.

Internet	Telephone	Mail
www.proxypush.com/PWR 24/7 up to 11:59 p.m. (Eastern Time) May 27, 2020.	1-866-390-5316 24/7 up to 11:59 p.m. (Eastern Time) May 27, 2020.	If you received a paper copy of the proxy form by mail, complete, sign, date and return your proxy card in the pre-addressed, postage-paid envelope provided.

*We intend to hold our annual meeting in person. However, we are actively monitoring coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor Quanta’s website at https://investors. quantaservices.com/ and our annual meeting website at www.proxydocs.com/PWR for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

i

Proposal 1: Election of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

▶	See page 2 for further information

Director Nominees

The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

		Committees

Name, Age, and Principal Position / Experience	Director Since	AC	CC	GNC	IC

Earl C. (Duke) Austin, Jr. (50) President, Chief Executive Officer, and Chief Operating Officer of Quanta	2016

Doyle N. Beneby (60) Independent President and Chief Executive Officer of Midland Cogeneration Venture	2016		∎		∎

J. Michal Conaway (71) Independent Former Chief Financial Officer of Fluor Corporation	2007			∎	∎

Vincent D. Foster (63) Independent Chairman of the Board and Former Chief Executive Officer of Main Street Capital Corporation	1998	∎F			∎

Bernard Fried (63) Independent Principal of BF Consulting and Former Chief Executive Officer of Plastikon Industries, Inc.	2004	∎F	∎

Worthing F. Jackman (55) Independent President and Chief Executive Officer of Waste Connections, Inc.	2005	∎F	∎

David M. McClanahan (70) Independent Former President and Chief Executive Officer of CenterPoint Energy, Inc.	2016

Margaret B. Shannon (70) Independent Former Vice President and General Counsel of BJ Services Company	2012		∎	∎

Pat Wood, III (57) Independent President of Hunt Energy Network and Former Chairman of the Federal Energy Regulatory Commission	2006			∎	∎

Martha B. Wyrsch (62) Independent Former Executive Vice President and General Counsel of Sempra Energy	2019			∎	∎

Commitees	∎ Chairman
AC - Audit Committee	∎ Member
GNC - Governance and Nominating Committtee	F Financial Expert
CC - Compensation Committee
IC - Investment Committee

ii PROXY STATEMENT 2020

Snapshot of 2020 Director Nominees

Independence	Tenure	Age

Board Qualifications, Skills and Experience

The Board regularly reviews the desired qualifications, skills and experiences that it believes are appropriate to oversee Quanta’s business and long-term strategy. Attributes brought by director nominees include:

Corporate Governance Highlights

We are committed to strong governance standards, as evidenced by the key best practices below.

✓ Annual election of directors

✓ Four new directors added since 2016

✓ Majority voting standard for election of directors in uncontested elections

✓ Director resignation policy

✓ Holders of Quanta common stock vote as a single class on all matters

✓ Independent Chairman of the Board

✓ Annual stockholder engagement

✓ Robust stock ownership requirements for directors and officers

✓ Code of Ethics and Business Conduct that applies to all directors, officers and employees

QUANTASERVICES.COM	PROXY STATEMENT 2020 iii

Proposal 2: Advisory Vote to Approve Executive Compensation

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

▶	See page 23 for further information

Compensation Overview

Quanta’s named executive officer (“NEO”) compensation is primarily comprised of base salary, short-term cash incentives and long-term equity incentives. Target award levels generally reflect competitive market levels and practices, with upside opportunity for performance above target levels. Performance measures are chosen to align the interests of executives with stockholders, and a significant portion of equity-based incentive awards (70% with respect to the CEO and 60% with respect to other NEOs) are subject to measurable company performance over a 3-year performance period.

2019 TARGET COMPENSATION MIX

2019 LONG-TERM INCENTIVE PLAN EQUITY MIX

iv PROXY STATEMENT 2020

Elements of Executive Compensation

Element and Form of Compensation	Performance / Payment Criteria	Purpose
Base Salary Cash	Individual performance and experience in the role are factors	Attract and retain key executives, and offset the cyclicality in our business that may impact variable pay
Short-Term Incentive Cash	Tied to the achievement of performance targets related to (i) AIP Adjusted EBITDA (as defined below); (ii) AIP Adjusted EBITDA margin (as defined below); and (iii) safety	Incentivize and reward achievement of annual financial and operational performance targets, which focus on profitable growth and safe execution
Long-Term Incentive Performance Stock Units (“PSUs”)	Cliff-vest at the end of a 3-year performance period and are tied to the achievement of financial performance targets and total stockholder return	Incentivize achievement of our long-term financial performance targets that focus on strategic initiatives Align management and stockholder interests and attract and promote retention of key executives
Restricted Stock Units (“RSUs”)	Vest over three years in equal annual installments	Align management and stockholder interests and attract and promote retention of key executives
Other Compensation Retirement Benefits and Perquisites	Not applicable	Maintain the health and safety of executives Provide a competitive compensation package and, in certain cases, optimize key executives’ time

QUANTASERVICES.COM	PROXY STATEMENT 2020 v

Compensation Governance

We are committed to strong governance standards that ensure our executive compensation programs are closely aligned with the interests of our stockholders, as evidenced by the policies and practices described below.

What We Do

✓	Stock Ownership Guidelines. We maintain meaningful stock ownership guidelines that align our executives’ long-term interests with those of our stockholders and discourage excessive risk-taking.
✓

Clawback Policy. We maintain a clawback policy that permits our Board to recover from executive officers and key employees of Quanta and its subsidiaries cash or equity incentive compensation in certain circumstances, involving a restatement of the Company’s financial statements.

✓

Annual Review. Our Compensation Committee engages its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation program and pay levels.

✓	Annual Say-on-Pay Vote. We provide our stockholders with an annual opportunity to participate in an advisory vote on NEO compensation.
✓	Performance-Based Compensation. The majority of the target compensation for our NEOs is subject to objective and measurable financial and operational performance metrics.
✓

Performance Thresholds and Maximums. All performance- based awards require that the Company achieve a threshold level of performance to receive any award and provide for a cap on the maximum award in the event the established performance criteria is dramatically exceeded.

✓

Modest Perquisites. Our NEOs receive a modest amount of perquisites, which are intended to promote wellness, provide convenience in light of the demands of their positions, assist them in serving necessary business purposes, and provide a competitive compensation package.

What We Don’t Do

X

Anti-Pledging Policy. We maintain an anti-pledging policy that prohibits directors and executive officers from pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay without resorting to the pledged securities.

X	Anti-Hedging Policy. We maintain an anti-hedging policy that prohibits directors and executive officers from hedging the economic risk of ownership of Quanta common stock.
X	No Gross-Up. Our employment agreements with NEOs do not provide for gross-ups of excise taxes on severance or other payments in connection with a change of control.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

▶	See page 61 for further information

vi PROXY STATEMENT 2020

Proposal 1: Election of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

The Board of Directors (“Board”) of Quanta currently consists of ten directors, whose current terms of office all expire at the 2020 Annual Meeting. The Board proposes that the following ten nominees be elected for a new term of one year or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to serve if elected. If a nominee becomes unwilling or unavailable to serve as a director, the Board may designate a substitute nominee or reduce the number of directors that constitute the Board. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The Board unanimously recommends a vote FOR the election of Ms. Shannon, Ms. Wyrsch and Messrs. Austin, Beneby, Conaway, Foster, Fried, Jackman, McClanahan and Wood.

Director Nominees

The following provides biographical information about each director nominee, including a description of the experience, qualifications and skills that have led the Board to determine that each nominee should serve on the Board.

EARL C. (DUKE) AUSTIN, JR.

Director Since: 2016

Age: 50

Key Skills and Attributes

• Industry Experience

• Senior Leadership

• Risk Oversight and Management

• Operations

Positions with Quanta

• President

• Chief Executive Officer

• Chief Operating Officer

Experience

Mr. Austin has served as a member of the Board and President and as Chief Executive Officer since March 2016 and as our Chief Operating Officer since January 2013. He previously served as President of the Electric Power Division and Oil and Gas Division from May 2011 to December 2012 and had responsibility for oversight of power and pipeline operations since January 2011. He served as President of the Oil and Gas Division from October 2009 to May 2011 and as President of North Houston Pole Line, L.P., an electric and natural gas specialty contractor and subsidiary of Quanta, from 2001 until September 2009. He is currently a member of the Texas State University System Board of Regents and a director of the Southwest Line Chapter of the National Electrical Contractors Association. Mr. Austin holds a Bachelor of Arts degree in Business Management.

Qualifications

The Board believes Mr. Austin’s qualifications to serve on the Board include his significant contributions to Quanta in strategy and operational and safety leadership, including as our Chief Operating Officer, as well as his extensive technical expertise and knowledge of the industries Quanta serves. Mr. Austin also brings extensive knowledge of all aspects of the Company’s operations as a result of his service as our Chief Executive Officer.

2 PROXY STATEMENT 2020

DOYLE N. BENEBY

Director Since: 2016

Age: 60

Key Skills and Attributes

• Industry Experience

• Senior Leadership

• Risk Oversight and Management

• Operations

• Government / Regulatory / Legal Affairs

Other Public Company Board Service

• Korn Ferry

(2015 to current)

• Capital Power Corp.

(2012 to current)

Experience

Mr. Beneby has been a member of the Board since March 2016. Mr. Beneby has served as President and Chief Executive Officer of Midland Cogeneration Venture, a natural gas-fired combined electrical and energy generating plant located in the United States, since November 2018. He previously served as the Chief Executive Officer of New Generation Power International from October 2015 until May 2016 and as President and Chief Executive Officer of CPS Energy from August 2010 until September 2015. Mr. Beneby has served as a director of Korn Ferry since September 2015 and as a director of Capital Power Corp. since May 2012. Mr. Beneby holds a Bachelor of Science degree in Engineering and a Master of Business Administration degree.

Qualifications

The Board believes Mr. Beneby’s qualifications to serve on the Board include his extensive executive-level experience at a municipal electric and gas utility and his service as a chief executive officer and director of other public companies, as well as his operational, safety and financial expertise and knowledge of the industries Quanta serves.

Committee Memberships

• Compensation

• Investment

J. MICHAL CONAWAY

Director Since: 2007

Age: 71

Key Skills and Attributes

• Industry Experience

• Senior Leadership

• Risk Oversight and Management

• Finance and Capital Management

Other Public Company Board Service

• GT Advanced Technologies, Inc.

(2008 – 2016)

Experience

Mr. Conaway has been a member of the Board since August 2007. Mr. Conaway has provided consulting and advisory services since 2000 and previously served as the Chief Executive Officer of Peregrine Group, LLC, an executive consulting firm, from 2002 to 2016. Prior to 2000, Mr. Conaway held various management and executive positions, including serving as Chief Financial Officer of Fluor Corporation, an engineering, procurement, construction and maintenance services provider. Mr. Conaway previously served as a director of GT Advanced Technologies, Inc., formerly known as GT Solar International, Inc., from 2008 until March 2016. Mr. Conaway holds a Master of Business Administration degree.

Qualifications

The Board believes Mr. Conaway’s qualifications to serve on the Board include his prior service as the chief financial officer of multiple public corporations, including those within Quanta’s line of business, his years of service on boards of other public and private companies, his extensive financial and accounting expertise, and his advisory experience in strategic, operational and financial matters.

Committee Memberships

• Governance and Nominating

• Investment (Chairman)

QUANTASERVICES.COM	PROXY STATEMENT 2020 3

VINCENT D. FOSTER

Director Since: 1998

Age: 63

Key Skills and Attributes

• Industry Experience

• Senior Leadership

• Risk Oversight and Management

• Finance and Capital Management

Other Public Company Board Service

• Main Street Capital Corporation

(2007 to current)

• Team Industrial Services, Inc.

(2005 – 2017)

Experience

Mr. Foster has been a member of the Board since 1998. He has served as Chairman of the Board of Main Street Capital Corporation, a specialty investment company, since March 2007 and as Senior Managing Director of Main Street Capital Partners, LLC (and its predecessor firms), a private investment firm, since 1997. He also served as Chief Executive Officer of Main Street Capital Corporation from March 2007 until November 2018. Mr. Foster previously served as a director of Team Industrial Services, Inc. from 2005 until July 2017, U.S. Concrete, Inc. from 1999 to 2010, Carriage Services, Inc. from 1999 to 2011 and HMS Income Fund, Inc. from June 2012 to March 2013. Mr. Foster holds a Juris Doctor degree and is a Certified Public Accountant.

Qualifications

The Board believes Mr. Foster’s qualifications to serve on the Board include his significant contributions and service to Quanta since its inception, his experience as chief executive officer of a public corporation, his many years of service on boards of other public companies and his extensive tax, accounting, merger and acquisitions, financial and corporate governance expertise.

Committee Memberships

• Audit

• Investment

BERNARD FRIED
Director Since: 2004 Age: 63 Key Skills and Attributes • Industry Experience • Senior Leadership • Risk Oversight and Management • Operations • Finance and Capital Management

Experience

Mr. Fried has been a member of the Board since March 2004. He has served as Principal of BF Consulting, a provider of management consulting services, since September 2011, and previously served as Chief Executive Officer and as a director of Plastikon Industries, Inc., a plastics manufacturing company, from April 2016 to September 2017. Mr. Fried also previously served as the Executive Chairman of OpTerra Energy Group, an energy conservation measures services provider, from June 2012 to February 2016, and as the Executive Chairman of Energy Solutions International, a software provider to the pipeline industry, from March 2011 to May 2015. Mr. Fried also served as Chief Executive Officer and President of Siterra Corporation, a software services provider, from May 2005 to March 2011, as Chief Executive Officer and President of Citadon, Inc., a software services provider, from 2001 until November 2003, and as Chief Financial Officer and Managing Director of Bechtel Enterprises, Inc. from 1997 until 2000. Mr. Fried holds a Bachelor of Engineering degree and a Master of Business Administration degree.

Qualifications

The Board believes Mr. Fried’s qualifications to serve on the Board include his executive management experience, including at companies within Quanta’s line of business, his prior service on company boards, and his extensive executive-level experience in operations, engineering, construction, project management, finance and international business.

Committee Memberships

• Audit

• Compensation (Chairman)

4 PROXY STATEMENT 2020

WORTHING F. JACKMAN

Director Since: 2005

Age: 55

Key Skills and Attributes

• Senior Leadership

• Risk Oversight and Management

• Operations

• Finance and Capital Management

Other Public Company Board Service

• Waste Connections, Inc.

(2019 to current)

Experience

Mr. Jackman has been a member of the Board since May 2005. He has served as Chief Executive Officer and a director of Waste Connections, Inc., an integrated solid waste services company, since July 2019 and as President of Waste Connections, Inc. since July 2018. He previously served as its Executive Vice President and Chief Financial Officer from September 2004 until July 2018 and as Vice President - Finance and Investor Relations from April 2003 until August 2004. From 1991 until April 2003, Mr. Jackman held various positions with Deutsche Bank Securities, Inc., an investment banking firm, most recently serving as Managing Director, Global Industrial and Environmental Services Group. Mr. Jackman holds a Bachelor of Science degree in Business Administration – Finance and a Master of Business Administration degree.

Qualifications

The Board believes Mr. Jackman’s qualifications to serve on the Board include his experience as the president and chief financial officer of a public corporation and his investment banking experience, as well as his extensive financial and accounting expertise.

Committee Memberships

• Audit (Chairman)

• Compensation

DAVID M. McCLANAHAN

Director Since: 2016

Age: 70

Chairman of the Board Key Skills and Attributes

• Industry Experience

• Senior Leadership

• Risk Oversight and Management

• Operations

• Finance and Capital Management

• Government / Regulatory / Legal Affairs

Other Public Company Board Service

• CenterPoint Energy, Inc.

(2002 – 2013)

Experience

Mr. McClanahan has been a member of the Board since March 2016 and Chairman of the Board since May 2017. He previously served as President and Chief Executive Officer of CenterPoint Energy, Inc. from October 2002 until December 2013 and as Special Advisor to the Chief Executive Officer of CenterPoint Energy, Inc. from January 2014 until July 2014. From 1999 until 2002, Mr. McClanahan served as President and Chief Operating Officer of all regulated operations for Reliant Energy, Inc. He also previously served as a director of CenterPoint Energy, Inc. from 2002 until 2013. Mr. McClanahan holds a Bachelor of Arts degree in Mathematics and a Master of Business Administration degree and is a Certified Public Accountant.

Qualifications

The Board believes Mr. McClanahan’s qualifications to serve on the Board include his extensive experience, including as a chief executive officer of a public company in the electric power and natural gas industries and his prior service on the board of a public company, as well as his technical expertise and knowledge of the industries Quanta serves and his financial and accounting expertise.

QUANTASERVICES.COM	PROXY STATEMENT 2020 5

MARGARET B. SHANNON

Director Since: 2012

Age: 70

Key Skills and Attributes

• Industry Experience

• Senior Leadership

• Risk Oversight and Management

• Government / Regulatory / Legal Affairs

Other Public Company Board Service

• Matador Resources Company

(2011 – 2016)

Experience

Ms. Shannon has been a member of the Board since December 2012. She served as Vice President and General Counsel of BJ Services Company, an international oilfield services company, from 1994 to 2010, when it was acquired by Baker Hughes Incorporated. Prior to 1994, she was a partner with the law firm of Andrews Kurth LLP. Ms. Shannon served on the board of directors of Matador Resources Company, an exploration and production company, from June 2011 to December 2016. In addition, she has been active in several not-for-profit organizations in Houston. Ms. Shannon holds a Bachelor of Arts degree and a Juris Doctor degree.

Qualifications

The Board believes Ms. Shannon’s qualifications to serve on the Board include her vast experience in the energy industry, as well as in corporate governance, and her years of service on boards of other public and private companies.

Committee Memberships

• Compensation

• Governance and Nominating (Chairman)

PAT WOOD, III

Director Since: 2006

Age: 57

Key Skills and Attributes

• Industry Experience

• Senior Leadership

• Risk Oversight and Management

• Government / Regulatory / Legal Affairs

Other Public Company Board Service

• SunPower Corporation (2005 to current)

• Dynegy, Inc.

(2012 – 2018)

• Memorial Resource Development

(2014 – 2016)

Experience

Mr. Wood has been a member of the Board since May 2006. He has served as President of Hunt Energy Network, an energy storage development company, since February 2019 and as Principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 until July 2005, Mr. Wood served as Chairman of the Federal Energy Regulatory Commission, and from 1995 until 2001, he chaired the Public Utility Commission of Texas. Prior to 1995, Mr. Wood was an attorney with Baker Botts L.L.P. and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. Mr. Wood has served as a director of SunPower Corporation since 2005. He previously served as non-executive chairman of the board of directors of Dynegy, Inc. from October 2012 until April 2018 and as a director of Memorial Resource Development from June 2014 until September 2016. Mr. Wood holds a Bachelor of Science degree in Civil Engineering and a Juris Doctor degree.

Qualifications

The Board believes Mr. Wood’s qualifications to serve on the Board include his significant strategic and operational management experience, his unique perspective and extensive knowledge with regard to the legal and regulatory process and policy development at the government level, his years of service as a director of other public and private companies, and his energy infrastructure development expertise.

Committee Memberships

• Governance and Nominating

• Investment

6 PROXY STATEMENT 2020

MARTHA B. WYRSCH

Director Since: 2019

Age: 62

Key Skills and Attributes

• Industry Experience

• Senior Leadership

• Risk Oversight and Management

• Government / Regulatory / Legal Affairs

• Operations

Other Public Company Board Service

• First American Capital Corporation

(2018 to current)

• Noble Energy, Inc.

(2019 to current)

• Spectris plc

(2012 to current)

Experience

Ms. Wyrsch has been a member of the Board since October 2019. She previously served as Executive Vice President and General Counsel of Sempra Energy, an energy infrastructure and services company with operations in the United States and internationally, from September 2013 until March 2019, where she oversaw legal and compliance matters. She also previously served as President – North America of Vestas American Wind Technology, a wind turbine services company, from 2009 until 2012, where she had direct responsibility for North American sales, construction, services and maintenance. From 2007 until 2008 she served as President and Chief Executive Officer of Spectra Energy Transmission, a natural gas transmission and storage business in the United States and Canada, and from 1999 through 2007, she served in various roles of increasing responsibility with Duke Energy Corporation, including as President and Chief Executive Officer, Gas Transmission from 2005 until 2007. Ms. Wyrsch has served as a director of First American Financial Corporation, a publicly traded financial services company, since 2018, as a director of Noble Energy, Inc., a publicly traded independent oil and natural gas exploration and production company, since December 2019 and as a director of Spectris plc, a provider of specialty instrumentation and controls that is listed on the London Stock Exchange, since 2012. Ms. Wyrsch holds a Bachelor of Arts degree and a Juris Doctor degree.

Qualifications

The Board believes Ms. Wyrsch’s qualifications to serve on the Board include her experience as an executive officer of large, publicly traded utility and energy companies and her experience serving as a public company director, as well as her technical expertise and knowledge of the industries Quanta serves and her legal expertise and experience with respect to corporate governance.

Committee Memberships

• Governance and Nominating

• Investment

QUANTASERVICES.COM	PROXY STATEMENT 2020 7

Mix of Skills and Experience

The graphic below depicts a number of the key skills, experiences and attributes our Board believes to be important to have represented on the Board and identifies the number of continuing directors having those skills, experiences and attributes.

Understanding of, and experience in, the industries or markets we serve as a result of serving as a director or executive officer of a company that operates in such industries or markets	Experience as a chief financial officer of, or service in similar financial oversight function for, a public or private company or meets the definition of financial expert within the meaning of U.S. Securities and Exchange Commission (“SEC”) regulations

Experience as a chief executive officer, president or other executive officer of a public or private company or leadership of a regulatory agency, with responsibility for, among other things, talent development and management of human capital	Service in, or experience interacting with, governmental or regulatory entities or experience overseeing the legal department of a public company

Experience managing and overseeing risk processes and procedures in a public or private company or other context, with responsibility for, among other things, business, financial, cybersecurity and sustainability risks	Current or prior service on the board of directors of a public company

Experience in an executive officer role responsible for the oversight of operations and the development of a business strategy for a public or private company

8 PROXY STATEMENT 2020

We are committed to having sound corporate governance practices that maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. In that regard, the Board has adopted guidelines that provide a framework for the governance of Quanta, and we continually review these guidelines and regularly monitor developments in the area of corporate governance. Our Corporate Governance Guidelines are posted in the Investor Relations / Governance section of our website at www.quantaservices.com.

Board Leadership Structure

The Board believes that the leadership structure of Quanta’s Board should include either an independent non-executive Chairman of the Board or a Lead Director who satisfies Quanta’s standards for independence. The Board reviews its leadership structure from time to time to assess whether it continues to serve the best interests of Quanta and its stockholders.

Chairman of the Board

Quanta’s Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board, who may but need not be an employee of Quanta. The Chairman of the Board generally presides over all regular sessions of the Board and Quanta’s annual meetings of stockholders. With input from the Chief Executive Officer (if the Chairman is an independent director), or in consultation with the Lead Director (if the Chairman is not an independent director), the Chairman sets the agenda for Board meetings, subject to the right of each Board member to suggest the inclusion of items on any agenda. The Chairman of the Board may vote at any meeting of the Board on any matter called to a vote, subject to the legal, fiduciary and governance requirements applicable to all members of the Board. If the Chairman of the Board is an independent director, the duties and responsibilities of the Chairman of the Board generally include the following:

•	working with the Chief Executive Officer to ensure directors receive timely, accurate and complete information to enable sound decision making, effective monitoring and advice;

•	encouraging active engagement of all directors;

•	directing discussions toward a consensus view and summarizing discussions for a complete understanding of what has been agreed;

•	encouraging the Board’s involvement in strategic planning and monitoring the Chief Executive Officer’s implementation;

•	coordinating, monitoring and maintaining a record of all meetings of independent directors and discussing Board executive session results with the Chief Executive Officer;

•	promoting effective relationships and open communication between the independent directors and the management team;

•	coordinating, together with the Compensation Committee, the formal evaluation of the Chief Executive Officer on an annual basis;

•	coordinating, together with the Governance and Nominating Committee, the succession plans for the Chief Executive Officer;

•	identifying matters specifically reserved for the decision of the Board and ensuring that the Board sets appropriate levels of authority for management;

•	coordinating, together with the Governance and Nominating Committee, a process for the annual evaluation of the Board, its members and its committees; and

•	reviewing management’s investor relations strategy and participating, where appropriate, in its implementation.

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Additional duties and responsibilities of the Chairman of the Board may be established from time to time by the Board and the Governance and Nominating Committee of the Board.

In May 2019, the Board re-appointed David McClanahan, an independent director, as non-executive Chairman of the Board to serve as such until his successor is duly elected and qualified at the next annual meeting of the Board or until his earlier resignation or removal. Mr. McClanahan has served as Quanta’s non-executive Chairman of the Board since his initial appointment in May 2017. The Board may modify this structure in the future to ensure that the Board leadership structure for Quanta remains effective and advances the best interests of our stockholders.

Lead Director

In the event the Chairman of the Board is not an independent director, our Corporate Governance Guidelines provide that a Lead Director will be elected exclusively by the independent directors. The Lead Director must be an independent director and will assist the Chairman of the Board and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board. The Lead Director is responsible for ensuring that the quality, quantity and timeliness of the flow of information between management and the Board enables the Board to fulfill its functions and fiduciary duties in an efficient and effective manner. In addition, the Lead Director will coordinate the activities of the other independent directors, preside over the Board when the Chairman of the Board is not present, consult with the Chairman of the Board as to agenda items for Board and committee meetings, and perform such other duties and responsibilities as the Board deems appropriate.

The Board’s Role in Strategy

The Board recognizes the importance of ensuring that the Company’s overall business strategy is designed to create long-term, sustainable value for stockholders. While the formulation and implementation of Quanta’s strategy is primarily the responsibility of management, the Board plays an active oversight role, carried out primarily through regular reviews and discussions with management, including both broad-based presentations and more in-depth analyses and discussions of specific areas of focus and evolving business, industry, societal, operating and economic conditions. Periodically, the Board undertakes a robust qualitative and quantitative review of management’s five-year strategic plan, which includes both financial and operational performance goals and the strategic initiatives designed to support those goals. The Board and management discuss, among other things, the Company’s commitment to workforce safety, planned strategic operating initiatives for each operating segment, growth opportunities in existing and adjacent markets, capital allocation initiatives and considerations, and expected investment and acquisition activity.

The Board also annually reexamines the strategic plan, reviewing management’s progress on its strategic initiatives and revised financial projections based on, among other things, prior period financial results and recent acquisition activity. The Board and management discuss and consider market trends and opportunities, the Company’s competitive positioning, recent regulatory and legal changes, and emerging technologies and challenges in the industries Quanta serves. Furthermore, on an ongoing basis, the Board evaluates specific business decisions in light of the strategic plan, including proposed acquisitions or investments and capital allocation decisions. The Board’s oversight of risk management (as described below) also enhances the directors’ understanding of the risks associated with the Company’s strategy and the Board’s ability to provide guidance to and oversight of management in executing the strategic plan.

The Board’s Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of long-term organizational objectives and enhance stockholder value. The annual enterprise risk management assessment, managed by Quanta’s Chief Executive Officer, General Counsel, Chief Accounting Officer and Chief Financial Officer, provides visibility to the Board about the identification, assessment, monitoring and management of critical risks and management’s risk mitigation strategies. In this process, risk is assessed throughout the business, including operational, financial and reputational risks, legal and regulatory risks and data and systems security risks. A component of the Board’s oversight function is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for Quanta. The involvement of the full Board in setting Quanta’s business strategy, both short-term and long-term, is a key part of its understanding of Quanta’s risks and how those risks may

10 PROXY STATEMENT 2020

evolve in response to changes in strategy or business environment, and what constitutes an appropriate level of risk for Quanta. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also oversee risk management in certain areas. Specifically, the Audit Committee focuses on risks relating to financial reporting, internal controls, information technology security programs, including cybersecurity, and compliance with legal and regulatory requirements; the Compensation Committee focuses on risks relating to Quanta’s compensation policies and programs and, in setting compensation, strives to create incentives that are aligned with Quanta’s risk management profile; and the Investment Committee focuses on risks associated with prospective acquisitions, dispositions and investments. Quanta’s Governance and Nominating Committee focuses on risks relating to Quanta’s corporate governance and Board membership and structure, as well as corporate responsibility and sustainability matters, including environmental and social issues. The Governance and Nominating Committee also periodically reviews Quanta’s risk management process, reporting its findings to the Board.

Board Independence

The Board has determined that each of our current directors, other than our Chief Executive Officer, Mr. Austin, has no material relationship with Quanta (either directly or as a partner, stockholder or officer of an organization that has a relationship with Quanta) and is “independent” within the meaning of the New York Stock Exchange (“NYSE”) corporate governance listing standards. The Board has made these determinations based in part on its finding that these independent directors meet the categorical standards for director independence set forth in our Corporate Governance Guidelines and in the NYSE corporate governance listing standards. With each current director other than Mr. Austin deemed independent, the Board exceeds the NYSE requirement that a majority of directors be independent.

When evaluating the independence of Mr. Wood, the Board considered his service as a director of SunPower Corporation and as an officer of Hunt Energy Network, which are potential customers of Quanta. When evaluating the independence of Ms. Wyrsch, the Board considered her prior employment as an executive officer of Sempra Energy, a customer of Quanta, as more fully described in Certain Transactions – Related Party Transactions. When evaluating the independence of Mr. Jackman, the Board considered Quanta’s employment of his son, who is employed at a non-management level and received less than $120,000 in aggregate compensation during 2019. The Board determined that these relationships were not material and that the positions held or previously held by these individuals and the amounts involved did not prevent a finding of independence under the NYSE standards or our Corporate Governance Guidelines.

Our Corporate Governance Guidelines, which include our categorical standards for director independence, are posted in the Investor Relations / Governance section of our website at www.quantaservices.com.

Executive Sessions of Non-Management Directors

In accordance with the NYSE corporate governance listing standards, our non-management directors, each of whom is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines, meet in executive session without management at each regularly scheduled Board meeting. The executive sessions are presided over by the Chairman of the Board or, if the Chairman of the Board is not independent, by the Lead Director, or in the absence of an independent Chairman of the Board or Lead Director, by an independent director selected by the executive session participants.

Director Meetings

During the year ended December 31, 2019, the Board held seven meetings. Each director attended at least 85% of the meetings of the Board and the committees of the Board, if any, on which they served during the periods for which they served as a director. We encourage, but do not require, the members of the Board to attend the annual meeting of stockholders. Last year, all then-current directors attended the annual meeting of stockholders.

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Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Investment Committee. The Board has examined the composition of each standing committee and has determined that each member of these committees is “independent” within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines. Each standing committee operates under a formal charter adopted by the Board that governs its responsibilities, all of which are posted in the Investor Relations / Governance section of our website at www.quantaservices.com. The current membership and the number of meetings held during the last fiscal year and the primary responsibilities of each committee are set forth below:

Audit Committee

Chairman of the Committee Worthing F. Jackman (I)(F) Committee Members Vincent D. Foster (I)(F) Bernard Fried (I)(F) Meetings During 2019: 8

•  Appointing, compensating and overseeing the independent registered public accounting firm, considering, among other things, the accounting firm’s qualifications, independence and performance

•  Reviewing and approving audit and non-audit services performed by the accounting firm and determining whether the performance of such services is compatible with the accounting firm’s independence

•  Reviewing and approving the scope and procedures of the accounting firm’s annual audit, and reviewing the final audit, including any comments, recommendations or problems encountered

•  Reviewing and discussing quarterly reports from the accounting firm on, among other things, critical accounting policies and practices and any alternative treatments of financial information within generally accepted accounting principles (“GAAP”)

•  Conducting an annual review of the accounting firm’s internal quality control measures and all relationships between the accounting firm and Quanta

•  Reviewing management’s report on internal control over financial reporting and the accounting firm’s attestation of Quanta’s internal control over financial reporting

•  Reviewing any significant deficiencies or material weaknesses in the design or operation of Quanta’s internal control over financial reporting and any fraud involving management or other financial reporting personnel

•  Monitoring the quality and integrity of financial statements and earnings press releases, as well as the financial information and earnings guidance provided therein (including non-GAAP information)

•  Reviewing the performance of Quanta’s internal audit function, including the internal audit director, and the scope and results of the annual internal audit plan

•  Establishing and maintaining procedures for receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters and for the confidential submission of employee reports regarding questionable accounting or auditing matters

•  Considering policies with respect to risk assessment and risk management

•  Reviewing and approving, as appropriate, related party transactions

(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines
(F)	Audit Committee Financial Expert within the meaning of SEC regulations, as determined by the Board

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Compensation Committee

Chairman of the Committee Bernard Fried (I) Committee Members Doyle N. Beneby (I) Worthing F. Jackman (I) Margaret B. Shannon (I) Meetings During 2019: 7

•  Reviewing, approving and overseeing the administration of Quanta’s incentive compensation plans, including the issuance of awards pursuant to equity-based incentive plans

•  Evaluating the Chief Executive Officer’s performance annually in light of Quanta’s compensation goals and objectives and determining the Chief Executive Officer’s compensation based on this evaluation

•  Reviewing and approving all compensation of other executive officers of Quanta and reviewing the Chief Executive Officer’s recommendations with respect to compensation of leadership personnel at Quanta’s key operating units and subsidiaries

•  Reviewing and approving executive officer employment agreements and other compensation arrangements

•  Reviewing the relationships between risk management policies and practices and compensation, including whether compensation arrangements encourage excessive risk-taking

•  Considering the results of the most recent stockholder advisory vote on the compensation of Quanta’s NEOs

Governance and Nominating Committee

Chairman of the Committee Margaret B. Shannon (I) Committee Members J. Michal Conaway (I) Pat Wood, III (I) Martha B. Wyrsch (I) Meetings During 2019: 6

•  Developing, recommending and periodically reviewing corporate governance principles applicable to the Board and Quanta

•  Establishing qualifications for membership on the Board and its committees and evaluating the structure of the Board

•  Making recommendations to the Board regarding persons to be nominated for election or re-election to the Board and appointment of directors to Board committees

•  Evaluating policies regarding the recruitment of directors

•  Making recommendations to the Board regarding persons proposed by the Chief Executive Officer to be elected as executive officers of Quanta

•  Supporting the Board’s Chief Executive Officer succession planning and talent development for succession candidates

•  Periodically reviewing the processes for succession planning and talent development of Quanta’s executive officers and the leadership personnel at Quanta’s key operating units and subsidiaries

•  Periodically reviewing Quanta’s enterprise risk management processes

•  Periodically reviewing and discussing with management environmental, social and governance matters, and Quanta’s public reporting on corporate responsibility and sustainability

•  Making recommendations to the Board regarding compensation and benefits for non-employee directors

(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

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Investment Committee

Chairman of the Committee J. Michal Conaway (I) Committee Members Doyle N. Beneby (I) Vincent D. Foster (I) Pat Wood, III (I) Martha B. Wyrsch (I) Meetings During 2019: 7

•  Considering and approving certain acquisitions, investments and dispositions by Quanta, including the terms, transaction structure, and consideration involved

•  Evaluating certain capital expenditures by Quanta

•  Monitoring ongoing activities in connection with certain investments and acquisitions

•  Tracking certain completed acquisitions and investments

•  Conducting a qualitative and quantitative review of certain historical transactions

•  Assessing policies regarding transactions that hedge certain commodity, interest rate, currency and other business risks

(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee served as an employee or officer of Quanta or any of its subsidiaries during 2019, was formerly an officer of Quanta or any of its subsidiaries, or had any relationship with Quanta requiring disclosure herein as a related party transaction. Additionally, no executive officers served on the compensation committee or as a director of another company, one of whose executive officers served on Quanta’s Compensation Committee or as a director of Quanta.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees of Quanta and its subsidiaries, including the principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct is posted in the Investor Relations / Governance section of our website at www.quantaservices.com. We intend to post at the above location on our website any amendments or waivers to the Code of Ethics and Business Conduct that are required to be disclosed pursuant to Item 5.05 of Form 8-K.

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Engagement and Communications with the Board

The Board believes that effective corporate governance includes constructive conversations and the development of long-term relationships with our stockholders. We value such engagement and believe it is important to address any questions or concerns on Company policies and practices. We also review and analyze the voting results and feedback from our annual meetings to identify any topics of interest or concern.

Members of our management have historically engaged in extensive investor outreach on a variety of financial and operational topics, including long-term strategy, capital allocation priorities and industry dynamics. In a given year, we have numerous interactions with stockholders and members of the investment community on these matters and host or participate in various investor conferences and events.

We also conduct an annual stockholder engagement program focused on governance- and compensation-related topics, including board structure and oversight of strategy and risk, executive compensation, equity incentive compensation grant practices and corporate responsibility and sustainability. Our engagement team includes members of senior management, and when requested, independent directors or subject matter experts, and seeks to identify and address any areas of concern. During 2019, in connection with this new program, we contacted stockholders representing greater than 40% of our outstanding common stock, $0.00001 par value (“Common Stock”) as of December 31, 2019. Management and the Board received and reviewed valuable feedback on several topics, including board diversity and refreshment, executive compensation structure, political spending oversight and other sustainability matters, and certain of this feedback helped inform subsequent discussions regarding our governance and compensation practices

Stockholders and other interested parties may communicate with one or more of our directors, including our non-management directors or independent directors as a group, a committee or the full Board by writing to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056. All communications will be reviewed by the Corporate Secretary and forwarded to one or more of our directors, as appropriate.

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Board and Committee Evaluations

Board and committee evaluations play an important role in ensuring the effective functioning of the Board. Therefore, the Board and each committee conduct annual self-assessments, which are overseen by the Governance and Nominating Committee. The results of these assessments are compiled, without attribution, and sent to the directors for a full Board assessment and to the committee members of each committee for a committee assessment. Additionally, the Chairman of the Board conducts one-on-one discussions with each director to gather feedback on Board and committee operations, practices and performance. Information derived from the evaluation process is also considered by the Governance and Nominating Committee when searching for and evaluating potential future director candidates

Identifying and Evaluating Nominees for Director

The Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If any vacancies are anticipated or arise, the Governance and Nominating Committee will consider director candidates suggested by incumbent directors, management, third-party search firms and others. The Governance and Nominating Committee will also consider director nominations by stockholders that are made in compliance with our bylaws. All applications, recommendations or proposed nominations for Board membership received by Quanta will be referred to the Governance and Nominating Committee. The manner in which the qualifications of a nominee are evaluated does not differ if the nominee is recommended by a stockholder.

The Governance and Nominating Committee has the authority to retain, at Quanta’s expense, a third-party search firm to help identify and facilitate the screening and interview process of potential director nominees. Once a potential director nominee is identified or recommended, the committee makes an initial determination as to whether to conduct a full evaluation based on, among other things, the information provided with the recommendation, the committee’s own knowledge of the candidate, supplemental inquiries to the recommending person or others, or a background check. If the committee determines to further pursue the candidate, the candidate is evaluated based on the qualifications described below.

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The Governance and Nominating Committee also considers other relevant factors it deems appropriate, such as the current composition of the Board (including with respect to diversity in experience, background, gender and ethnicity), the balance of management and independent directors, the need for a certain Board committee expertise, and the candidate’s activities unrelated to Quanta (including service as a director on the boards of other public companies). After this evaluation, the committee determines whether to interview the candidate and may ask the candidate to meet with members of Quanta’s management or other Board members. After completing its evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

The Board values diversity in its broadest sense. With that goal in mind, and pursuant to our Corporate Governance Guidelines, the Board endeavors to have a group of directors representing:

•

diverse experiences at policy-making levels of organizations that are relevant to Quanta’s activities and operations, which may come from business, government, education, technology and non-profit organizations;

•	diversity of tenure, which ensures a proper balance between Board refreshment and director continuity; and

•	diverse backgrounds, including with respect to gender, ethnicity and geography.

The Board, in connection with its most recent director candidate searches in 2016 and 2019, took deliberate steps to identify and appoint qualified, diverse candidates meeting the above characteristics. Specifically, the Board engaged and directed a search firm to conduct a national search for highly qualified, experienced and diverse candidates. As a result of these efforts, our Board is pleased with the progress made to date in connection with its diversity objectives, and intends to continue to focus on identifying qualified, diverse director candidates.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership qualifications that the Governance and Nominating Committee considers in selecting nominees for our Board. The guidelines state that members of the Board should possess the highest standards of personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders, and must have an inquisitive and objective perspective, practical wisdom, mature judgment, the willingness to speak their mind and the ability to challenge and stimulate management in a constructive manner. They also provide that Board members should have experience in areas that are relevant to Quanta’s business and demonstrated leadership skills in the organizations with which they are or have been affiliated. The Board wants its members to represent a broad range of viewpoints and backgrounds, and our Corporate Governance Guidelines expressly mention seeking candidates who would add gender and ethnic diversity to our Board. Members of the Board must also be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve for an extended period of time. As such, a Board member should not serve on more than three additional public company boards, and a Board member that is a chief executive officer (or equivalent position) with another public company should not serve on more than one public company board in addition to Quanta’s Board and their own company board. Board members will not be nominated for election to the Board if the election would occur after their 73rd birthday; however, the full Board may make exceptions in special circumstances.

Director Compensation

The Governance and Nominating Committee has the responsibility of recommending to the Board compensation and benefits for non-employee directors. The committee is guided by certain director compensation principles set forth in our Corporate Governance Guidelines:

•	compensation should fairly pay directors for work required;

•	compensation should be appropriate and competitive to ensure Quanta’s ability to attract and retain highly-qualified directors;

•	compensation should align directors’ interests with the long-term interests of stockholders; and

•	the structure of the compensation should be simple, transparent and easy for stockholders to understand.

The Governance and Nominating Committee and the Board intend to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry, and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. A market competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. Additional director compensation practices have been adopted to align with market best practices and ensure director interests are closely aligned with the interests of our stockholders as set forth below.

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•	Annual Limit on Total Compensation. We adopted a meaningful annual limit on non-employee director compensation, as described further in Annual Limit on Non-Employee Director Compensation.

•

Stock Ownership Guidelines. We maintain meaningful stock ownership guidelines that align our directors’ long-term interests with those of our stockholders, as described further in Stock Ownership Guidelines for Non-Employee Directors.

•

Anti-Hedging / Pledging Policy. We maintain a policy that prohibits directors from hedging the economic risk of ownership of Quanta Common Stock or pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay without resorting to the pledged securities.

•

Appropriate Compensation Mix. The majority of director compensation is equity-based. Cash retainers, including incremental Board and committee leadership retainers, are intended to provide fixed compensation for time spent, while the equity-based compensation component recognizes director responsibility for strategic oversight and stockholder value.

•

Annual Review. Our Governance and Nominating Committee re-assesses our non-employee director compensation annually and intends to continue to engage an independent compensation consultant to perform a comprehensive market analysis of our director compensation program and practices. The results of this review for 2019 are described in Compensation Program Review and Prospective Change.

•	No Additional Compensation for Employee Directors. Directors who also serve as employees of Quanta receive no additional compensation for director service.

Current Director Compensation

At every annual meeting of stockholders at which a non-employee director is elected or re-elected, each such director receives (i) an annual award of restricted stock units (“RSUs”) having a value of $150,000 and (ii) subject to the prospective increase in the Board membership cash retainer described below, the applicable annual cash retainer(s):

	Annual Membership Cash Retainer	Annual Cash Retainer Supplement For Committee Chairmanship

Board of Directors	$85,000	–

Audit Committee	$15,000	$20,000

Compensation Committee	$10,000	$15,000

Governance and Nominating Committee	$10,000	$15,000

Investment Committee	$10,000	$15,000

Upon initial appointment to the Board other than at an annual meeting of stockholders, a non-employee director receives (for the period from the appointment through the end of the current director service year) a pro rata portion of the equity award and applicable cash amounts. Our non-employee Chairman of the Board receives additional annual compensation in the amount of $180,000, of which 50% is payable in cash and 50% is payable in RSUs. Upon the initial appointment of a non-employee Chairman of the Board, other than immediately following the annual meeting of stockholders, such director receives (for the period from the appointment through the end of the current director service year) a pro rata portion of the additional annual compensation.

Unless the non-employee director’s Board service is terminated earlier, RSUs generally vest upon conclusion of the director service year. Subject to the terms of applicable award agreements, unvested RSUs held by (i) any non-employee director who is not nominated for or elected to a new term, including for example, due to a reduction in the size of the Board, age precluding a re-nomination, the identification of a new nominee, or the desire to retire at the end of a term, or (ii) any non-employee director who resigns at Quanta’s convenience, including any resignation resulting from the non-employee director’s failure to receive a majority of the votes cast in an election for directors as required by Quanta’s bylaws, vest in full on the earlier of (a) the conclusion of the director service year, or (b) the date of such non-employee director’s termination of service. RSUs are generally settled in shares of Common Stock, provided that a non-employee director may elect to settle up to 50% of any award in cash if he or she is in compliance with Quanta’s stock ownership guidelines as of the date of settlement and is expected to remain in compliance immediately following settlement.

Generally, meeting fees are not paid. However, in order to compensate for the time required to accommodate extraordinary meeting activity, each non-employee director receives a fee for attendance at the tenth and any subsequent Board meeting or the tenth and any subsequent

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committee meeting, in each case during a single director service year, as follows: $2,000 for attendance at an in-person board meeting; $1,000 for participation at a telephonic board meeting; $1,000 for attendance at an in-person committee meeting; and $500 for participation at a telephonic committee meeting.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred to attend meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Directors who are also employees of Quanta or any of its subsidiaries do not receive additional compensation for serving as directors. Currently, nine non-employee director nominees are standing for election at the annual meeting. As an executive officer of Quanta, Mr. Austin received no compensation for his service as a director of Quanta.

Compensation Program Review and Prospective Change

During 2019, the Governance and Nominating Committee retained a compensation consultant to, among other things, review and provide observations and recommendations regarding Quanta’s non-employee director compensation program and highlight relevant trends in director compensation. The consultant examined director compensation data for a group of peer companies, as well as director compensation survey data, and presented its findings and observations to the Governance and Nominating Committee. After reviewing the information presented in 2019 and upon recommendation by the Governance and Nominating Committee, in order to better align with competitive peer group practices, the Board approved a $7,500 increase in the annual Board membership cash retainer (from $85,000 to $92,500), effective as of May 28, 2020. No other changes to the director compensation program were made.

Annual Limit on Non-Employee Director Compensation

The Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (the “2019 Omnibus Plan”) contains an annual limit on non-employee director compensation, inclusive of all cash compensation and any awards under the 2019 Omnibus Plan that may be made to a non-employee director for service during any calendar year. The annual limit is $500,000 per year, provided that a newly elected director or a director serving as Chairman of the Board or Lead Director may receive up to $250,000 more than such amount for service during any calendar year.

Deferred Compensation Plan for Non-Employee Directors

Non-employee directors are eligible to participate in a deferred compensation plan maintained by Quanta. No later than December 31 of each year, each non-employee director may voluntarily elect to defer all or a portion (in 5% increments) of his or her annual cash retainers, including but not limited to, compensation for board membership, committee membership and board/committee leadership, and RSUs to be earned with respect to services performed in the following year. Deferral elections are irrevocable and if no deferral election is made, no compensation is deferred. Deferred cash amounts are allocated to a separate recordkeeping account maintained for the non-employee director that reflects the amounts deferred and any earnings (positive or negative). The account is credited with returns according to the performance of certain deemed investment choices selected by the non-employee director from time to time. However, Quanta has no obligation to provide any deemed investment choice other than a default investment option selected by the Compensation Committee. The interest rate earned on the deferred cash amounts is not above-market or preferential. Deferred RSUs are recorded in an account maintained for the non-employee director that reflects the number of shares deferred. Quanta also makes a cash payment of dividend equivalents on the shares deferred at the same time and at the same rate as dividends are paid on Quanta Common Stock. In general, deferred compensation is distributed to the non-employee director (or his or her beneficiary) upon the director leaving the Board or at a date elected in advance by the director. Additionally, deferred amounts can be distributed upon certain unforeseen emergencies suffered by the non-employee director or upon a change in control of Quanta. Mr. Foster elected to defer all or a portion of his cash compensation and/or RSU awards during 2019.

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are required to hold stock with a value equivalent to five times the annual cash retainer for Board membership (excluding the annual cash retainer for committee membership or any supplement for serving as a committee chairman or as chairman of the Board). Non-employee directors have five years from the fiscal year-end following initial election to the Board to accumulate the stock ownership prescribed by the guidelines. As of December 31, 2019, all non-employee directors were in compliance with the requirements of the stock ownership guidelines either by exceeding the prescribed ownership level or making ratable progress toward the prescribed ownership level within the accumulation period.

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2019 Director Compensation Table

The following table sets forth the compensation for each non-employee director during the 2019 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation ($)	Total ($)

Doyle N. Beneby	105,000	138,877	–	–	243,877

J. Michal Conaway	120,000	138,877	–	–	258,877

Vincent D. Foster	110,000	138,877	–	–	248,877

Bernard Fried	125,000	138,877	–	–	263,877

Worthing F. Jackman	130,000	138,877	–	–	268,877

David M. McClanahan	175,000	222,204	–	–	397,204

Margaret B. Shannon	120,000	138,877	–	–	258,877

Pat Wood, III	105,000	138,877	–	–	243,877

Martha B. Wyrsch(3)	64,439	96,461	–	–	160,900

(1)

The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta’s Common Stock on the date of grant) of RSUs granted during the fiscal year ended December 31, 2019 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, as further described in Note 12 to the Company’s audited consolidated financial statements in its 2019 Annual Report on Form 10-K. The value ultimately realized by the directors upon the actual vesting of the awards may or may not be equal to this determined value. The average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant was used to determine the number of RSUs granted. As of December 31, 2019, Mr. McClanahan held unvested awards covering 6,376 shares, Ms. Wyrsch held unvested awards covering 2,584 shares, and each of the remaining non-employee directors held unvested awards covering 3,985 shares.

(2)	Quanta’s non-qualified deferred compensation plan maintained for non-employee directors does not pay above-market or preferential earnings.

(3)

Ms. Wyrsch was appointed as a director in October 2019 and as member of the Governance and Nominating Committee and Investment Committee in December 2019. Fees Earned or Paid in Cash represents the pro-rated cash retainer amounts for these positions.

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The current executive officers of Quanta are as follows:

Name	Age	Position(s) with Quanta

Earl C. (Duke) Austin, Jr.	50	President, Chief Executive Officer, Chief Operating Officer and Director

Paul C. Gregory	56	Chief Strategy Officer and President – Pipeline and Industrial Division

Derrick A. Jensen	49	Chief Financial Officer

Redgie Probst	43	President – Electric Power Division

Donald C. Wayne	53	Executive Vice President and General Counsel

Jayshree Desai	48	Chief Corporate Development Officer

Jerry K. Lemon	60	Chief Accounting Officer

Nicholas M. Grindstaff	57	Vice President – Finance and Treasurer

Dorothy Upperman	57	Vice President – Tax

Earl C. (Duke) Austin, Jr. For a description of the business background of Mr. Austin, see Quanta Board of Directors – Director Nominees above.

Paul C. Gregory has served as our Chief Strategy Officer and President – Pipeline and Industrial Division since January 2017. He previously provided consulting services to Quanta from 2014 until December 2016, focusing on Quanta’s pipeline and industrial services operations, corporate strategy and mergers and acquisitions activity. Mr. Gregory also previously served as President and Chief Executive Officer of Gregory & Cook Construction, Inc., a pipeline and related infrastructure construction company, from 1998 until 2008. Mr. Gregory holds a Bachelor of Business Administration degree in Finance and a Master of Business Administration degree.

Derrick A. Jensen has served as our Chief Financial Officer since May 2012. He previously served as our Senior Vice President – Finance, Administration and as Chief Accounting Officer from March 2011 to May 2012, as our Vice President and Chief Accounting Officer from March 1999 to March 2011 and as our Controller from December 1997 until March 2009. Prior to joining Quanta, he served as a manager for the public accounting firm of Arthur Andersen LLP. Mr. Jensen holds a Bachelor of Business Administration degree in Accounting and became a Certified Public Accountant in the State of Texas in 1997.

Redgie Probst has served as our President – Electric Power Division since March 2019. He previously served as our Senior Vice President– Electric Power from May 2018 to March 2019 and as Regional Vice President – Electric Power from June 2016 until May 2018. He also previously served as President and Chief Executive Officer of Probst Electric Inc. and Summit Line Construction, Inc., electric specialty contracting companies that he founded in 2004 and 2008, respectively, and that were acquired by Quanta in November 2013. His responsibilities in those positions included oversight of business strategy and operations matters.

Donald C. Wayne has served as our Executive Vice President and General Counsel since May 2017. He previously served as Senior Vice President, General Counsel and Corporate Secretary of Archrock, Inc., a publicly traded provider of natural gas compression and related products and services, from November 2015 through May 2017, and in similar roles for its predecessor companies, Exterran Holdings, Inc. and Universal Compression Holdings, Inc., from August 2006 through November 2015. Mr. Wayne also served, from August 2006 through May 2017, as Senior Vice President and General Counsel of Archrock GP LLC and in similar roles for the other managing general partners of Archrock Partners, L.P. and its predecessor entities, each a publicly traded master limited partnership, and as a director of Archrock GP LLC from November 2015 through May 2017. Mr. Wayne also previously served as Vice President and General Counsel of U.S. Concrete, Inc., a publicly traded provider of ready-mixed concrete and related products and services, from 1999 to 2006. Prior to joining U.S. Concrete, Inc., he served as an attorney with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Mr. Wayne holds a Bachelor of Arts degree, a Master of Business Administration degree and a Juris Doctor degree.

QUANTASERVICES.COM	PROXY STATEMENT 2020 21

Jayshree Desai has served as our Chief Corporate Development Officer since January 2020. She previously served as President and a director of ConnectGen LLC, a renewal energy company focused on utility-scale renewable energy and storage development, from July 2018 through December 2019, where she had primary responsibility for organizational management, business strategy and capital allocation. Ms. Desai also previously served as Chief Operating Officer of Clean Line Energy Partners LLC, an electric transmission development company, from January 2010 through July 2018, where she had primary responsibility for, among other things, strategic planning, finance and capital management and human resources. She also previously served as Chief Financial Officer of Horizon Wind Energy (now EDP Renewables North America), a renewable energy company, from 2002 through 2010, where she had primary responsibility for finance, accounting, tax, treasury and information technology operations. In addition, Ms. Desai has served as a director of TPI Composites, Inc., a publicly traded independent manufacturer of wind turbine components, since October 2017. Ms. Desai holds a Bachelor of Business Administration degree and a Master of Business Administration degree.

Jerry K. Lemon has served as our Chief Accounting Officer since May 2017 and previously served as our Vice President – Accounting from March 2017 to May 2017. Prior to joining Quanta, he served as Senior Vice President and Chief Financial Officer of the Energy, Infrastructure and Industrial Construction operating unit of AECOM, a publicly traded global infrastructure company, from October 2014 to November 2016, and as Senior Vice President and Chief Financial Officer of the Energy & Construction Division of URS Corporation, a publicly traded global engineering and construction services company, from November 2007 to October 2014. In both positions, he had primary responsibility for the financial and accounting functions of the unit or division. He also previously served as Senior Vice President and Controller of Washington Group International, Inc., a publicly traded engineering and construction company, from October 2003 until November 2007, where he managed the company’s financial reporting function, and as a partner for the public accounting firms of KPMG LLP and Arthur Andersen LLP. Mr. Lemon holds a Bachelor of Science degree in Accounting and is a Certified Public Accountant.

Nicholas M. Grindstaff has served as our Vice President – Finance since May 2011 and our Treasurer since October 1999. He previously served in other roles with Quanta, including as a Vice President from March 2010 to May 2011 and as Assistant Treasurer from March 1999 until September 1999. He also previously served as Assistant Treasurer for American Residential Services, a consolidator of HVAC, plumbing and electrical services industries, from 1996 to 1999 and in various financial roles with IBM Corporation from 1989 to 1996. Mr. Grindstaff holds a Master of Science degree in Accounting.

Dorothy Upperman has served as our Vice President – Tax since October 2014. She previously served in various tax management roles with Wal-Mart Stores, Inc., including Sr. Director, Income Tax from 2008 to October 2014 and Director of Federal Audits & SOX Controls from 2007 to 2008. From 1998 to 2004, Ms. Upperman held various positions with Ernst & Young, LLP, most recently serving as Sr. Manager. Ms. Upperman holds a Bachelor of Business Administration degree in Accounting and is a Certified Public Accountant.

22 PROXY STATEMENT 2020

Compensation Committee Report

We have reviewed and discussed the following Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to Quanta’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is furnished by the Compensation Committee of the Board of Directors.

Bernard Fried, Chairman

Doyle N. Beneby

Worthing F. Jackman

Margaret B. Shannon

Executive Summary

This Compensation Discussion and Analysis describes Quanta’s executive compensation program for 2019. We use this program to attract, motivate and retain the employees who lead our Company. In particular, this section explains how the Compensation Committee made its compensation decisions for our NEOs for 2019 and describes how this compensation fits within the Compensation Committee’s guiding principles for NEO compensation.

Named Executive Officers

Our NEOs for 2019 include five executive officers:

Name	Current Position(s) with Quanta

Earl C. (Duke) Austin, Jr.	President, Chief Executive Officer and Chief Operating Officer

Derrick A. Jensen	Chief Financial Officer

Paul C. Gregory	Chief Strategy Officer and President – Pipeline and Industrial Division

Redgie Probst	President – Electric Power Division

Donald C. Wayne	Executive Vice President and General Counsel

QUANTASERVICES.COM	PROXY STATEMENT 2020 23

2019 Overall Compensation Decisions and Business Highlights

Overall, the Compensation Committee believes that the total compensation paid to Quanta’s NEOs in 2019 was reasonable and appropriate.

2019 Company Performance and Annual Incentive Plan

With respect to annual cash incentive awards in 2019, Quanta achieved strong financial results and significant improvement as compared to prior years, which was reflected in our annual incentive plan results.

2019 Company Performance

▲ 8% Revenues	Record annual consolidated revenues of approximately $12.1 billion, an 8.4% increase as compared to 2018

Strong EBITDA and EBITDA Margin Performance	AIP Adjusted EBITDA exceeded target performance of $925 million, and AIP Adjusted EBITDA margin exceeded target performance of 8.15%

> Target Payout	Overall performance resulted in total payout at 120% of target

Quanta also completed several strategic initiatives during 2019 that are expected to position the Company for continued successful financial performance in the medium and long term, including:

•	Base Business Growth. Achieved double-digit growth of repeatable and sustainable business within our consolidated operations.

•	Increased Cash Dividend. After declaring an initial quarterly dividend in December 2018, increased the dividend by 25% in December 2019 to $0.05 per share.

•

Enhanced Service Offerings. Solidified our position in gas distribution operations with the acquisition of Hallen Construction Company, a leading provider in the northeastern United States, and expanded our communications services revenues by greater than 40% largely through organic growth.

•

Workforce Investment. Continued our investment in training and safety through our post-secondary educational institution, Northwest Lineman College, and our state-of-the-art training facility, completing training for more than 9,900 employees during 2019.

•

Expanded Credit Facility. Increased our liquidity and financial flexibility by adding $150 million to our senior secured revolving credit facility and entering into a new $687.5 million senior secured term loan facility.

3-Year Performance Period Completed in 2019

Quanta’s recent performance, driven by strategic initiatives and improved return on invested capital (“ROIC”), has resulted in profitable growth and stock price appreciation.

(1)	A calculation of adjusted EBITDA (as defined in the Company’s 2017 – 2019 annual incentive plans) is not available for fiscal years prior to 2017.

24 PROXY STATEMENT 2020

For a reconciliation of AIP Adjusted EBITDA to operating income determined in accordance with generally accepted accounting principles (“GAAP”) see Appendix A to this Proxy Statement.

As described in further detail in Results for the 3-Year Performance Period Ended December 31, 2019 below, Quanta’s performance during this period exceeded the maximum performance goals that were set with respect to return on invested capital (“ROIC”) improvement and average capital efficiency and resulted in total stockholder return (“TSR”) in the 55th percentile with respect to the established peer group. These performance outcomes resulted in the maximum achievement of 200% with respect to the 3-year performance period ending December 31, 2019 under our 2017 long-term incentive plan.

2019 Base Salary, Target Annual and Long-Term Award Levels and Performance-Based Portions

In connection with its annual review process, the Compensation Committee approved certain increases to base salary and target incentive amounts under the 2019 annual and long-term equity incentive plans for Mr. Austin and the other continuing NEOs based on performance and to better align that portion of compensation with executives holding similar positions and having similar responsibilities at companies in our peer group. The Compensation Committee also decided that the percentage of the NEOs’ target equity incentive amounts subject to performance metrics over a 3-year period would remain the same for 2019 (namely, 70% for Mr. Austin and 60% for the other NEOs), with the remaining amounts awarded in the form of RSUs that vest over a 3-year period subject to continued service.

2019 Financial Performance Targets

Based on Quanta’s continued strong performance, the financial performance targets established for the 2019 annual and long-term incentive plans represent significant increases as compared to the performance targets established in 2017, when the Company began utilizing this incentive plan compensation structure.

Say-on-Pay Vote

At Quanta’s 2019 annual meeting of stockholders, over 97% of our stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our 2019 proxy statement. Accordingly, the Compensation Committee did not implement any changes to our executive compensation program as a result of the advisory vote. However, as a key objective of our stockholder engagement program, which is described further in Corporate Governance – Engagement and Communications with the Board, members of senior management and the Board solicit feedback from stockholders on our executive compensation program that is relayed directly to the full Board to be considered when evaluating opportunities to further enhance our executive compensation programs and practices in future years. Additionally, the Compensation Committee continues to monitor trends and developments to ensure that Quanta provides the appropriate executive compensation incentives to remain competitively positioned to attract and retain executive talent and to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation and the long-term sustainability of the Company, while also discouraging excessive risk taking.

How Our Performance is Linked to Pay

Quanta’s NEO compensation is primarily comprised of base salary, annual cash incentives and long-term equity incentives. Our compensation philosophy links executive compensation to both individual and Company performance. Base salaries are generally set based upon, among other things, the median of our competitive market, the nature of the position and the contribution, experience, level of responsibility and length of service of the NEO. Target annual incentives generally reflect competitive market levels and practices, with upside opportunity for performance above target levels. Performance measures are designed to align the interests of executives with stockholders, reward successful achievement of annual financial and operating goals while maintaining focus on long-term financial performance and sustainability, and incentivize successful capital allocation strategies, as discussed in further detail in Executive Compensation Decisions for 2019.

QUANTASERVICES.COM	PROXY STATEMENT 2020 25

2019 TARGET COMPENSATION MIX

The Compensation Committee considers the median target total direct compensation for officers in our peer group when setting compensation levels for each NEO. Additionally, the Compensation Committee believes that a significant portion of the target compensation of the NEOs should be at risk. The short-term cash incentive awards and long-term equity incentive awards to our NEOs were “at risk” compensation, meaning those awards are either variable based on the level of performance compared to our incentive targets or peer group performance or are subject to continued employment and stock price performance during a 3-year vesting period. Further, equity-based incentive awards under our 2019 long-term incentive plan represented a substantial portion of each NEO’s compensation as a percentage of total direct compensation and a significant portion of such equity-based incentive awards (70% with respect to the CEO and 60% with respect to the other NEOs) are subject to measurable company performance over a 3-year performance period. Equity-based awards play an important role in our compensation program because they provide incentives for the creation of stockholder value and promote executive retention and an ownership culture.

2019 LONG-TERM INCENTIVE PLAN EQUITY MIX

26 PROXY STATEMENT 2020

Good Governance and Best Practices

We are committed to strong governance standards that ensure our executive compensation programs are closely aligned with the interests of our stockholders, as evidenced by the policies and practices described below.

•	Stock Ownership Guidelines. We maintain meaningful stock ownership guidelines that align our executives’ long-term interests with those of our stockholders and discourage excessive risk-taking.

•

Clawback Policy. We include a clawback provision in each of our incentive compensation plans and, during 2019, adopted a standalone clawback policy, both of which permit our Board to recover from executive officers and key employees of Quanta and its subsidiaries cash or equity incentive compensation in certain circumstances involving a restatement of the Company’s financial statements.

•

Anti-Pledging Policy. We maintain a policy that prohibits directors and executive officers from pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay without resorting to the pledged securities.

•	Anti-Hedging Policy. We maintain a policy that prohibits directors and executive officers from hedging the economic risk of ownership of Quanta Common Stock.

•

Annual Review. Our Compensation Committee engages its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation program and pay levels.

•	Annual Say-on-Pay Vote. We provide our stockholders with an annual opportunity to participate in an advisory vote on the compensation of our NEOs.

•	No Gross-Up. Our employment agreements with NEOs do not provide for gross-ups of excise taxes on severance or other payments in connection with a change of control.

•	Performance-Based Compensation. The majority of the target compensation for our NEOs is subject to objective and measurable financial and operational performance metrics.

•

Performance Thresholds and Maximums. All performance-based awards require that the Company achieve a threshold level of performance to receive any award and provide for a cap on the maximum award in the event the established performance criteria is dramatically exceeded.

•

Modest Perquisites. Our NEOs receive a modest amount of perquisites, which are intended to promote wellness, provide convenience in light of the demands of their positions, assist them in serving necessary business purposes and provide a competitive compensation package.

Compensation Philosophy

Each member of the Compensation Committee is independent within the meaning of SEC regulations, the NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee administers the compensation programs for all of our NEOs, and its guiding principles for NEO compensation are to:

•	align NEO incentives with short-term and long-term stockholder value creation;

•	attract, motivate and retain the best possible executive officer talent by maintaining competitive compensation programs;

•	tie annual cash incentives to the achievement of measurable performance goals associated with strategies intended to differentiate Quanta from its peers;

•	tie long-term equity incentives to the achievement of measurable performance goals linked to our long-term strategic plans; and

•	promote an ownership culture.

Beginning in the first quarter of the fiscal year, the Compensation Committee determines the terms of our annual and long-term incentive plans and establishes the performance metrics that will be used in evaluating the performance of the NEOs under the plans. In addition, the Compensation Committee establishes prospective base salary rates and target incentive percentages for each NEO for the current annual and long-term performance periods. Following the end of the fiscal year, the Compensation Committee meets to discuss our prior year’s performance, evaluate the performance of our NEOs, and determine the amounts, if any, that will be awarded to each NEO under the incentive plans.

QUANTASERVICES.COM	PROXY STATEMENT 2020 27

The Compensation Committee seeks to maintain the competitiveness of our executive compensation levels with those of our peers and competitors. The Compensation Committee considers various factors in determining overall compensation and each compensation component, including (i) the results of compensation benchmarking studies and changes in compensation practices of our competitors; (ii) economic and market conditions; (iii) changes in our business operations; (iv) the executive officer’s position, experience, length of service and performance; (v) Company performance; and (vi) the judgment of each member of the Compensation Committee based upon prior experiences with executive compensation matters. The influence of these factors on NEO compensation is discussed further below.

Elements of Executive Compensation

The key components of our current compensation and benefits programs for our NEOs are summarized in the table below. Each component has a critical role in motivating and rewarding strong performance and retaining the NEOs who deliver such performance. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making compensation decisions.

Compensation Element	Form of Compensation	Performance / Payment Criteria	Purpose

Base Salary	Cash	Individual performance and experience in the role are factors	To provide fixed compensation necessary to attract and retain key executives and to offset the cyclicality in our business that may impact variable pay

Short-Term Incentive	Cash	Tied to the achievement of performance targets related to (i) AIP Adjusted EBITDA, (ii) AIP Adjusted EBITDA margin, and (iii) safety, in each case established by the Compensation Committee	To incentivize achievement of annual financial and operational performance targets, which focus on profitable growth and safe execution

Long-Term Incentive	PSUs	PSUs cliff-vest at the end of a 3-year performance period and are tied to the achievement of performance targets related to ROIC, property and equipment utilization and TSR relative to a peer group, in each case established by the Compensation Committee	To incentivize achievement of our long-term financial performance targets that focus on strategic initiatives To align management and stockholder interests and to attract and retain key executives
	RSUs	RSUs vest over three years in equal annual installments	To attract and retain key executives and to align management and stockholder interests

Retirement Benefits	401(k) Matching Non-Qualified Deferred Compensation Plan	–	To provide a competitive compensation package

Perquisites	Executive Physical Program Annual Perquisite Allowance CEO Aircraft Usage Identity Theft Protection and Monitoring	–	To maintain the health and safety of executives, to provide a competitive compensation package and, in certain cases, to optimize key executives’ time

28 PROXY STATEMENT 2020

Executive Compensation Decisions for 2019

Base Salary

Base salary is a critical element of NEO compensation because it provides a base level of monthly income that is consistent with competitive practices. Base salaries for NEOs are determined annually by the Compensation Committee during the first quarter of the fiscal year, taking into account such factors as competitive industry salaries (especially the salary practices of companies in our peer group described below in Compensation Process), a subjective assessment of the nature of the position, and the contribution, experience, level of responsibility and length of service of the NEO. The Compensation Committee, after taking into account, among other things, the results of a benchmarking study performed by its compensation consultant and a recommendation from Mr. Austin (other than with respect to himself), concluded to increase the base salary for Mr. Probst based on his new role with Quanta and increase the base salaries for each other NEO based on the percentage increase generally approved for Quanta’s other corporate employees and/or to better align with executives with similar positions and responsibilities at companies in our peer group.

Named Executive Officer	Prior Base Salary Rate (through March 31, 2019)	2019 Base Salary Rate (effective April 1, 2019)	Percentage Increase

Mr. Austin	$1,100,000	$1,150,000	4.5%

Mr. Jensen	$660,000	$679,800	3.0%

Mr. Gregory	$850,000	$875,500	3.0%

Mr. Probst	$500,000	$600,000	20.0%

Mr. Wayne	$550,000	$566,500	3.0%

Annual Incentive Plan

Our annual incentive plan for senior leadership is designed to provide our NEOs with performance awards payable annually in recognition of Quanta achieving specified financial and safety performance targets, which are approved by the Compensation Committee at the beginning of the fiscal year. The Compensation Committee elects to pay such performance awards in cash.

Awards for an eligible NEO that begins employment during the performance year will be pro-rated from the date of hire, unless otherwise determined by the Chief Executive Officer and with the approval of the Compensation Committee. Generally, an NEO must be employed by Quanta on the date any cash incentive compensation is paid, or otherwise forfeits any and all rights to such compensation. However, an NEO who ceased to be employed prior to the payment date has the potential to receive an award (or some portion thereof) pursuant to contractual provisions or as otherwise determined by the Chief Executive Officer (other than with respect to himself) and with approval of the Compensation Committee. See Executive Compensation – Potential Payments Upon Termination or Change in Control.

The payout for each NEO under the annual incentive plan is calculated as a percentage of such NEO’s base salary (the “AIP Target Incentive”), which is then multiplied by the weighted achievement percentage associated with the Company performance metrics, as set forth in the following calculation:

QUANTASERVICES.COM	PROXY STATEMENT 2020 29

The Compensation Committee, after taking into account, among other things, the results of a benchmarking study performed by its compensation consultant, recommendations from Mr. Austin (other than with respect to himself), each NEO’s position, experience, level of responsibility and length of service, established the following AIP Target Incentives for the 2019 performance year:

Named Executive Officer	Base Salary	AIP Target Incentive (% of 2019 Base Salary)	AIP Target Incentive (Amount)

Mr. Austin	$1,150,000	125%	$1,437,500

Mr. Jensen	$679,800	110%	$747,780

Mr. Gregory	$875,500	110%	$963,050

Mr. Probst	$600,000	100%	$600,000

Mr. Wayne	$566,500	90%	$509,850

Adjusted EBITDA Component

The EBITDA component of the annual incentive plan, which accounts for 60% of a participant’s annual incentive opportunity, is based on Quanta’s achievement of annual adjusted EBITDA, defined for purposes of the annual incentive plan as operating income, plus amortization, depreciation and stock based compensation, adjusted for investments in unconsolidated affiliates and other operational activities affecting net income that are not included in operating income (“AIP Adjusted EBITDA”). Additional adjustments to actual AIP Adjusted EBITDA may be considered and approved by the Compensation Committee, including but not limited to, asset impairments, costs related to divested or discontinued businesses or exiting a market or country, foreign currency exchange rate fluctuations, acquired business results (net of acquisition and integration costs), unforecasted legal costs, fair value changes of contingent consideration liabilities and other unforeseen, unusual or one-time items.

Generally, short-term incentives motivate and reward achievement and performance of Quanta’s annual financial and operational goals. The Compensation Committee believes this performance metric is a valuable measure of cash-based operating performance and encourages our NEOs to grow the Company’s business. Further, when combined with the margin-based performance metric discussed below, NEOs are encouraged to ensure that such growth is profitable and does not include excessive risk.

Performance with respect to this component is measured by comparing actual AIP Adjusted EBITDA for the performance year to a target amount of AIP Adjusted EBITDA, which was established based on the amount of AIP Adjusted EBITDA correlated with the midpoint of the Company’s full-year 2019 earnings guidance, as announced during the first quarter of the year, and the Company’s 2019 business plan.

The 2019 target amount of AIP Adjusted EBITDA represented an approximate 6% increase from actual AIP Adjusted EBITDA achieved in 2018. A payout begins to accrue only if actual AIP Adjusted EBITDA is greater than a threshold amount, and the payout under this component is subject to a maximum achievement percentage. Based upon the performance/payout scale adopted by the Compensation Committee for the 2019 performance year, NEOs could earn cash awards for this component of the annual incentive plan as follows (when performance falls between the designated payout points above the threshold amount, the cash awards are determined by interpolation):

AIP Adjusted EBITDA (in millions)	Achievement Percentage

Less than $833	0%

$833	25%

$925	100%

$953	150%

$1,017 or greater	200%

For the 2019 performance year, the Compensation Committee established a target AIP Adjusted EBITDA of $925.0 million. The Compensation Committee concluded that actual AIP Adjusted EBITDA for the performance year was $980.0 million, which represents an achievement percentage of 171%. For a reconciliation of AIP Adjusted EBITDA to operating income for the year ended 2019 determined in accordance with GAAP, see Appendix A to this Proxy Statement.

30 PROXY STATEMENT 2020

Adjusted EBITDA Margin Component

The adjusted EBITDA margin component of the annual incentive plan, which accounts for 20% of a participant’s annual incentive opportunity, is based on Quanta’s achievement of annual targeted margin performance on the AIP Adjusted EBITDA earned by the Company. Adjusted EBITDA margin is measured as AIP Adjusted EBITDA (as defined above), divided by consolidated revenues (adjusted to exclude foreign currency exchange rate fluctuations and revenues attributable to businesses acquired during the performance year) (“AIP Adjusted EBITDA margin”). The Compensation Committee believes this performance metric is highly correlated with stockholder return and reinforces the Company’s focus on margin improvement and profitable growth, which complements the AIP Adjusted EBITDA metric described above by penalizing management for focusing solely on revenue growth. The Compensation Committee also believes this metric supports the ROIC component included in the long-term incentive plan described below.

Performance with respect to this component is measured by actual AIP Adjusted EBITDA margin for the performance year as compared to a target margin, which was established based on the target amount of AIP Adjusted EBITDA set forth above and the midpoint of the Company’s full-year revenue guidance, announced during the first quarter of the year, and the Company’s 2019 business plan.

The 2019 target AIP Adjusted EBITDA margin represented an approximate 4.5% increase from actual AIP Adjusted EBITDA margin achieved in 2018, and the 2019 threshold AIP Adjusted EBITDA represents an improvement from actual AIP Adjusted EBITDA margin achieved in 2018. A payout begins to accrue only if actual performance is greater than a threshold amount, and the payout under this component is subject to a maximum achievement percentage. Based upon the performance/payout scale adopted by the Compensation Committee for the 2019 performance year, NEOs could earn cash awards for this component of the annual incentive plan as follows (when performance falls between the designated payout points above the threshold amount, the cash awards are determined by interpolation):

AIP Adjusted EBITDA Margin	Achievement Percentage

Less than 7.85%	0%

7.85%	25%

7.98%	50%

8.15%	100%

8.30%	150%

8.50% or greater	200%

For the 2019 performance year, the Compensation Committee established a target AIP Adjusted EBITDA margin of 8.15%. The Compensation Committee concluded that actual AIP Adjusted EBITDA margin for the performance year was 8.20%, which represents an achievement percentage of approximately 117%. For a reconciliation of adjusted consolidated revenues to consolidated revenues determined in accordance with GAAP and a calculation of AIP Adjusted EBITDA margin for the year ended 2019, see Appendix A to this Proxy Statement.

Safety Performance Component

The final component of the annual incentive plan, which accounts for the remaining 20% of a participant’s annual incentive opportunity, is based on the Company’s achievement of two measurable safety performance goals. Generally, these goals align with the Company-wide commitment to safety and management’s expectation that the Company will achieve industry-leading safety performance. The Compensation Committee also believes that achievement of this goal has a significant positive impact on both short-term financial performance by reducing costs associated with safety incidents and long-term performance and sustainability, as safe performance impacts the Company’s ability to maintain and increase its business with existing and potential customers and attract and retain employees.

Performance with respect to this component is measured based on two metrics: (i) the Company’s consolidated total recordable incident rate (“TRIR”) for the performance year as compared to targeted TRIR, and (ii) the Company’s consolidated lost time injury rate (“LTIR”) for the performance year as compared to targeted LTIR. Each metric accounts for 10% of a participant’s annual incentive opportunity. TRIR is defined as the number of work injuries in the performance year, multiplied by 200,000, and divided by the Company’s total workhours for the performance year. LTIR is defined as the number of lost time injuries in the performance year, multiplied by 200,000, and divided by the Company’s total workhours for the performance year.

For 2019, target performance for TRIR and threshold and target performance for LTIR were set based on improvement from prior year performance and represent significantly better performance than industry averages. A payout begins to accrue with respect to both TRIR and LTIR only if actual results are better than threshold performance amounts. Specifically, the NEOs could earn cash awards for this component of the annual incentive plan as follows (when performance falls between the designated payout points, the cash awards are determined by interpolation):

QUANTASERVICES.COM	PROXY STATEMENT 2020 31

Performance Year TRIR	Achievement Percentage

1.089	0%

0.990	100%

0.900	200%

Performance Year LTIR	Achievement Percentage

0.220	0%

0.200	100%

0.182	200%

For the 2019 performance year, the Company’s consolidated TRIR was 1.01, resulting in an achievement percentage of 80% for that metric, and the Company’s consolidated LTIR was 0.27, which was below the threshold performance. As a result, the overall achievement percentage for the safety performance component was 40%.

Overall Performance and Payout

Overall performance based on the weighted results set forth above resulted in a total achievement percentage of 134%. However, the Compensation Committee exercised negative discretion and determined that an achievement percentage of 120% was warranted based on specific project and performance considerations during 2019, including, with respect to the former, the termination of a telecommunications project in Peru and, with respect to the latter, an overall assessment of safety performance. As a result, the total payout to each NEO under the 2019 annual incentive plan was as follows:

Named Executive Officer	Achievement Percentage	Total AIP Incentive Award Earned

Mr. Austin	120%	$1,725,000

Mr. Jensen	120%	$897,336

Mr. Gregory	120%	$1,155,660

Mr. Probst	120%	$720,000

Mr. Wayne	120%	$611,820

Long-Term Incentive Plan

Our long-term incentive plan for senior leadership is designed to provide our NEOs with long-term incentive awards payable in equity. The targeted incentive amount for each NEO under the long-term incentive plan is determined annually by the Compensation Committee (the “Long-Term Target Incentive”). The Compensation Committee approved the following Long-Term Target Incentives for 2019 after taking into account, among other things, the results of a benchmarking study performed by its compensation consultant, recommendations from Mr. Austin (other than with respect to himself), each NEO’s position, experience, level of responsibility and length of service, and with respect to Mr. Probst, his new role with Quanta:

Named Executive Officer	2018 Total Long-Term Target Incentive (% of 2018 Base Salary)	2019 Total Long-Term Target Incentive (% of 2018 Base Salary)	2019 Total Long-Term Target Incentive (Amount)

Mr. Austin	500%	600%	$6,600,000

Mr. Jensen	275%	275%	$1,815,000

Mr. Gregory	300%	350%	$2,975,000

Mr. Probst	100%	200%	$1,000,000

Mr. Wayne	225%	225%	$1,237,500

32 PROXY STATEMENT 2020

Generally, an NEO must be employed by Quanta on the date an award vests or is earned under the long-term incentive plan or otherwise forfeits any and all rights to such award. However, an NEO who ceased to be employed prior to the completion of the 3-year performance period described below has the potential to receive an award (or some portion thereof) pursuant to contractual provisions or as otherwise determined by the Chief Executive Officer (other than with respect to himself) and with approval of the Compensation Committee. See Executive Compensation – Potential Payments Upon Termination or Change in Control. Awards for an NEO added to the long-term incentive plan during the performance period are pro-rated from the date of hire; however, in any event, an NEO must be employed by October 1st of the first year of the 3-year performance period to be eligible.

PSU Component

The first component of the long-term incentive plan, which accounts for 60% (or with respect to Mr. Austin, 70%) of a participant’s target incentive opportunity, is payable in PSUs that cliff-vest at the end of a 3-year performance period based on achievement of 3-year Company performance goals determined by the Compensation Committee (the “Long-Term PSU Component”). Under the 2019 long-term incentive plan, the Compensation Committee approved the following PSU awards:

Named Executive Officer	Long-Term PSU Component (Weighted %)	Target Long-Term PSU Component (Amount)	Performance Units Granted(1)

Mr. Austin	70%	$4,620,000	129,738

Mr. Jensen	60%	$1,089,000	30,581

Mr. Gregory	60%	$1,785,000	50,126

Mr. Probst	60%	$600,000	16,849

Mr. Wayne	60%	$742,500	20,850

(1)

The number of PSUs granted is determined by dividing the dollar amount of the target Long-Term PSU Component by the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the grant date.

Though PSUs representing the Long-Term PSU Component target amount were granted to the NEOs in 2019, the number that will ultimately be earned and vest will be adjusted upward or downward (if necessary) based on Company performance during the 3-year performance period ending December 31, 2021. The number of PSUs that can become earned at the end of the performance period ranges from 0% to a maximum of 200% of the amount granted. Any earned PSUs will vest immediately after the Compensation Committee’s determination and will be settled in Common Stock.

For the 3-year performance period, the Compensation Committee established Company performance goals relating to (i) improvement of ROIC, combined with a relative TSR modifier, and (ii) improved utilization of property and equipment (i.e., capital efficiency). Both goals have a 0% to 200% performance scale; however, the ROIC goal accounts for 66% of the number of PSUs that each NEO can earn and the capital efficiency goal accounts for the remaining 34% of PSUs that can be earned. The performance targets and results for these goals may be adjusted, as appropriate, to take into account any unusual or unforeseen events that occur during the performance period.

As soon as administratively practicable following the conclusion of the 3-year performance period on December 31, 2021, the weighted percentage earned for each goal will be determined, and the combined weighted percentage earned will then be multiplied by the number of PSUs granted in 2019. This will result in a final number of earned and vested PSUs, which will be settled in shares of our Common Stock, as set forth in the following calculation:

QUANTASERVICES.COM	PROXY STATEMENT 2020 33

ROIC Improvement Goal (with TSR Modifier)

For the ROIC performance goal, the Compensation Committee established targeted amounts that reward (i) overall ROIC improvement during the 3-year performance period and (ii) relative TSR performance against a group of peer companies. The Compensation Committee believes that measuring improvement in ROIC is appropriate to assess the Company’s ability to create incremental return and value and determined that utilizing a 3-year average of annual ROIC performance will appropriately measure and reward improved performance. The Compensation Committee believes this performance metric requires both income statement and balance sheet management and that achievement of the targeted ROIC will have a significant positive impact on both long-term financial performance and stockholder value creation. Additionally, the Compensation Committee views TSR as a metric that helps correlate NEO compensation with overall return to stockholders.

ROIC Improvement. Performance with respect to the ROIC improvement goal is measured based on both average ROIC during the 3-year performance period and consistent annual ROIC performance. ROIC for each year is calculated as net operating profit after tax, divided by average invested capital (and average invested capital for each year is determined by taking the average of invested capital at year-end and as of the prior year-end). For purposes of calculating ROIC, (i) net operating profit after tax will be subject to the same adjustments included in the calculation of AIP Adjusted EBITDA set forth above, except that there will be no adjustment for acquisitions unless otherwise determined by the Compensation Committee, and (ii) invested capital will be subject to the balance sheet impact of those same adjustments, as applicable and as deemed appropriate by the Compensation Committee.

With respect to average ROIC during the performance period, a payout begins to accrue only if average ROIC is greater than a threshold amount, which corresponds to actual ROIC for the year prior to the 3-year performance period. The Compensation Committee established the following performance/payout scale for assessing average ROIC improvement (average ROIC will be rounded to the nearest one tenth decimal place):

Percentage Improvement of ROIC Over Threshold	Achievement Percentage

0%	0%

0.6%	15%

1.2%	30%

1.8%	45%

2.5%	60%

3.1%	75%

3.7%	90%

4.1%	100%

4.4%	105%

5.0%	120%

5.6%	135%

6.3% or greater	150%

Additionally, consistent ROIC improvement over multiple years is rewarded, as an incremental payout can be earned if more than one annual ROIC measurements are greater than the threshold amount. The Compensation Committee established the following incremental payment percentage for ROIC consistency (annual ROIC will be calculated to the nearest one tenth decimal place in each performance year):

ROIC Consistency	Achievement Percentage

2 annual measurements with ROIC greater than threshold amount	20%

3 annual measurements with ROIC greater than threshold amount	40%

2 annual measurements at 3.10% ROIC improvement or above	50%

3 annual measurements at 3.10% ROIC improvement or above	75%

The maximum aggregate achievement percentage for the consistent ROIC improvement goal, including performance under both tables above, is capped at 150%.

34 PROXY STATEMENT 2020

TSR Modifier. Performance with respect to the TSR modifier is calculated based on the Company’s performance relative to the peer group for each of the twelve quarters during the 3-year performance period. The peer group utilized for measuring relative TSR performance is set forth below; however, adjustments to the peer group may be made during the 3-year performance period to account for mergers, acquisitions, dispositions, bankruptcies or other extraordinary events involving the peer companies.

AECOM	Fluor Corporation	KBR, Inc.	Tutor Perini Corporation

EMCOR Group, Inc.	Granite Construction Incorporated	MasTec, Inc.

Flowserve Corporation	Jacobs Engineering Group Inc.	Oceaneering International, Inc.

TSR for both the Company and peer companies is calculated each quarter by determining the percentage appreciation or depreciation of stock price (utilizing the average closing price for the twenty consecutive trading days prior to the end of quarter), plus the value of dividends paid during the quarter. The Company’s percentile rank relative to the peer group is also established at the end of each quarterly period by evaluating performance from the beginning of the performance period (i.e., January 1, 2019) through that quarter end. The highest and lowest percentile ranks are then set aside and the remaining ten percentile ranks are averaged to determine the Company’s final average percentile rank.

The Compensation Committee believes this calculation of TSR prevents the overweighting of anomalous events at the beginning or end of the measurement period, whether they be positive or negative. The Compensation Committee also believes that quarterly evaluations are aligned with how stockholders evaluate management with respect to stockholder value creation. Further, the incremental payout associated with this TSR modifier begins to accrue only if the Company’s average relative TSR is above the 50th percentile of the peer group, as set forth below, which the Compensation Committee believes is the appropriate level of performance to justify a payout under this metric.

3-Year Relative TSR Percentile	Achievement Percentage

Below 50th percentile	0%

Between 50th and 75th percentile	50%

Above 75th percentile	75%

The achievement percentage with respect to the TSR modifier is then added to the achievement percentages (if any) earned with respect to the ROIC metric to determine the total achievement percentage for this goal. Despite the possibility that performance with respect to this goal could result in an achievement percentage greater than 200%, achievement is limited to 200%.

By way of example, if an achievement percentage of 120% is earned based on 3-year average ROIC improvement and an achievement percentage of 75% is earned for multi-year ROIC consistency and no achievement is earned based on TSR performance, the achievement percentage for this goal would be capped at 150%. Alternatively, if an achievement percentage of 150% is earned based on 3-year average ROIC improvement and an achievement percentage of 50% is earned for multi-year ROIC consistency, and an achievement percentage of 50% is earned for TSR performance, the total achievement percentage for this goal would be capped at 200%.

QUANTASERVICES.COM	PROXY STATEMENT 2020 35

Property and Equipment Utilization (Capital Efficiency)

For the property and equipment utilization (i.e., capital efficiency) goal, the Compensation Committee established a targeted 3-year average capital efficiency. The Compensation Committee believes that improvement in capital efficiency supports the Company’s strategic objectives with respect to improved utilization of capital and equipment by operating units and the creation of stockholder value.

Capital efficiency for each year is calculated as year-end consolidated revenues, divided by total capital deployed, with total capital deployed consisting of gross capital expenditures, plus capitalization cost of all corporate-managed equipment leasing programs with an effective date within the applicable year. The calculation may include adjustments for items the Compensation Committee deems unforeseen or unusual, including but not limited to, results of acquisitions, change in accounting methods and the impact of foreign currency exchange rate fluctuations.

A payout begins to accrue only if average capital efficiency is greater than a threshold amount, which corresponds to the average of (i) the capital efficiency factor in the Company’s 2019 budget and (ii) average capital efficiency for the two years immediately preceding the 3-year performance period. The Compensation Committee established the following performance/payout scale for the targeted improvement in capital efficiency (when attainment of the goal falls between the designated percentages in the table, the percentage of target incentive earned is determined by interpolation):

Percentage Improvement of Capital Efficiency Over Threshold	Achievement Percentage

0%	0%

0.8%	10%

1.6%	20%

2.4%	30%

3.2%	40%

4.0%	50%

4.8%	60%

5.6%	70%

6.5%	80%

8.1%	100%

8.3%	125%

8.6%	150%

8.8%	175%

9.1% or greater	200%

As stated above, the achievement percentage associated with the capital efficiency goal accounts for 34% of the overall achievement percentage used to determine the number of PSUs that become earned and vest, with the remaining 66% of the overall achievement percentage attributable to the ROIC improvement goal (with TSR modifier).

36 PROXY STATEMENT 2020

RSU Component

The second component of the long-term incentive plan, which accounts for the remaining 30% or 40% of a participant’s target incentive opportunity under the plan, is payable in RSUs that vest in equal annual installments over the 3-year period following the date of grant (the “Long-Term RSU Component”). The Compensation Committee believes these time-based awards provide a concrete link between our NEOs’ compensation and the creation of stockholder value and encourage retention of our NEOs. Under the 2019 long-term incentive plan, the Compensation Committee approved the following award amounts:

Named Execu- tive Officer	Long-Term RSU Component (Weighted %)	Target Long-Term RSU Component (Amount)	RSUs Granted(1)

Mr. Austin	30%	$1,980,000	55,602

Mr. Jensen	40%	$726,000	20,387

Mr. Gregory	40%	$1,190,000	33,417

Mr. Probst	40%	$400,000	11,232

Mr. Wayne	40%	$495,000	13,900

(1)

The number of RSUs granted is determined by dividing the dollar amount of the target Long-Term RSU Component by the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding grant date.

Results for the 3-Year Performance Period Ended December 31, 2019

In February 2020, the Compensation Committee certified the results of the PSUs granted under our 2017 long-term incentive plan (the “2017 PSUs”), which was substantially similar to the 2019 long-term incentive plan. The 2017 PSUs were subject to a 3-year performance period that ended December 31, 2019, and the number of units that could have become earned and vested ranged from 0% to a maximum of 200% of the number of PSUs granted in 2017. For the 3-year performance period that ended December 31, 2019, the Compensation Committee established Company performance goals utilizing the same performance metrics set forth above for the 2019 long-term incentive plan. Namely, (i) improvement of ROIC, combined with a relative TSR modifier, and (ii) improved utilization of property and equipment (i.e., capital efficiency). Both goals had a 0% to 200% performance scale, with the ROIC goal accounting for 66% of the number of PSUs earned and the capital efficiency goal accounting for the remaining 34% of PSUs earned.

ROIC Improvement Goal (with TSR Modifier)

Similar to the 2019 long-term incentive plan, performance with respect to the ROIC improvement goal was measured based on both average ROIC during the 3-year performance period and consistent annual ROIC performance, and performance with respect to the TSR modifier was measured based on the Company’s performance relative to an established peer group, which was adjusted to account for mergers, acquisitions, dispositions and other extraordinary events, for each of the twelve quarters during the 3-year performance period.

With respect to this goal, the Compensation Committee determined the following.

•

Average ROIC for the 3-year performance period was 8.91%, representing a 16.8% improvement over the threshold goal that represented actual ROIC for the year prior to the performance period, which resulted in an achievement percentage of 150%.

•

Each annual measurement of ROIC was above the threshold amount and two of the annual measurements represented greater than 7.1% improvement as compared to the threshold amount, which resulted in an additional achievement percentage of 50%.

•	The Company’s relative TSR for the 3-year performance period was between the 50th and 75th percentile, resulting in an additional achievement percentage of 55%.

•	The combined achievement percentage for this goal was greater than 200%; however, the achievement was limited to 200%.

QUANTASERVICES.COM	PROXY STATEMENT 2020 37

Property and Equipment Utilization (Capital Efficiency) Goal

Performance with respect to the property and equipment utilization (i.e., capital efficiency) goal was measured by 3-year average capital efficiency, with payouts accruing only if the Company’s average capital efficiency for the performance period was greater than actual average capital efficiency for the 3-year period ending prior to the performance period. With respect to this goal, the Compensation Committee determined that capital efficiency during the 3-year performance period was 19.64%, representing a 23.5% improvement over the threshold goal, which resulted in an achievement percentage of 200%.

Overall Achievement Percentage and Performance Units Earned

The combined weighted percentage achievement and final number of earned and vested 2017 PSUs for each of our 2019 NEOs that were executive officers of Quanta in 2017 are as follows:

Named Executive Officer	PSUs Granted in 2017 (Target Amount)	Combined Weighted Percentage Achievement	Total PSUs Earned & Vested

Mr. Austin	102,831	200%	205,662

Mr. Gregory	40,865	200%	81,730

Mr. Jensen	29,087	200%	58,174

Mr. Wayne	17,815	200%	35,630

Other Compensation and Benefits

We have provided all of our NEOs with an annual executive physical examination program, identity theft protection and monitoring services, and a $25,000 annual allowance that may be used for certain pre-approved perquisites, including tax planning, financial services or club membership dues, as well as any other perquisites that may be approved by the Compensation Committee. Additionally, the Company provided the Chief Executive Officer with personal use of corporate aircraft for air travel, subject to an annual incremental cost limit, without any tax gross-up or reimbursement and, with respect to Mr. Probst, an annual automobile allowance. The dollar value of the perquisites provided to our NEOs are set forth in the 2019 All Other Compensation Table.

The Compensation Committee believes this annual perquisite package is reasonable and provides additional compensation to our NEOs that (i) enhances the competitiveness of our executive compensation program (allowance for club membership dues), (ii) increases their productivity and availability (professional assistance with tax and financial planning, Chief Executive Officer corporate aircraft usage) so they can focus on managing the Company’s business, and (iii) helps maintain their safety (identity theft protection and monitoring) and health (annual physical examinations). The Compensation Committee reviews the Company’s perquisites policy on a regular basis to consider whether, and to what extent, it may be appropriate to revise the treatment of or limit or discontinue particular perquisites.

Our NEOs also receive matching contributions from Quanta to their 401(k) accounts, consistent with all other employees participating in Quanta’s 401(k) plan. Quanta matches 100% of an NEO’s pre-tax contributions up to the first 3% of such NEO’s base salary. Thereafter, Quanta matches 50% of an NEO’s pre-tax contributions up to the next 3% of such NEO’s base salary. All matching contributions are subject to certain limits as determined by law.

Deferred Compensation Plan

Under a nonqualified deferred compensation plan maintained by Quanta, certain employees, including the NEOs, are permitted to voluntarily defer receipt of up to 75% of base salary and up to 100% of other cash compensation and/or settlement of RSUs. Quanta also makes certain matching contributions under the plan. For additional information on these contributions, see Executive Compensation – Nonqualified Deferred Compensation in 2019. Quanta believes that providing such a plan that allows and encourages planning for retirement and is a key factor in our ability to attract and retain key personnel. During 2019, Messrs. Austin, Jensen, Probst and Wayne elected to defer a portion of their base salary, annual incentive plan awards, and/or vested equity awards. During 2019, Quanta made matching contributions but no discretionary contributions.

38 PROXY STATEMENT 2020

Executive Appointment Matters

Effective March 21, 2019, Quanta appointed Mr. Probst as President – Electric Power. Prior to his appointment, he served as Senior Vice President – Electric Power for Quanta. In connection with his appointment, the Compensation Committee approved an annual base salary of $600,000, an AIP Target Incentive of 100% of his base salary rate, and a Long-Term Target Incentive in the amount of 200% of his 2018 base salary rate. As set forth in the 2019 Summary Compensation Table, in addition to his awards under the 2019 annual and long-term incentive plans applicable to the NEOs, he received an equity award of 8,488 RSUs under the incentive compensation package applicable to his prior position for the 2018 performance year, which was granted in 2019. The Compensation Committee also approved an additional grant of an equity award to Mr. Probst on March 4, 2020 in consideration of his promotion to his current position, consisting of the number of RSUs equal to the number of shares of Quanta’s Common Stock having a fair market value (based on the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant) equal to $500,000, which vest in equal annual installments over a 3-year period following the date of grant, subject to the terms of the award agreement.

Stock Ownership Guidelines

Our Governance and Nominating Committee has established minimum stock ownership guidelines for executive officers, with the goal of promoting equity ownership and aligning our executive officers’ interests with our stockholders. The ownership guidelines are currently established at the following minimum levels:

Position	Guideline

Chief Executive Officer	5 x base salary

Chief Operating Officer	4 x base salary

Chief Strategy Officer	3 x base salary

Chief Financial Officer	3 x base salary

General Counsel	3 x base salary

Other Executive Officers	1 x base salary

The dollar value obtained is then divided by the average closing price of Quanta Common Stock during the immediately preceding 12 months as reported by the NYSE to calculate the number of shares to be held by each executive officer. For purposes of determining compliance, the number of shares of Quanta’s Common Stock that an individual is expected to own is calculated as of December 31st of each year, using the individual’s then current base salary and the stock ownership multiple applicable to such executive officer as of such date. Once calculated, the number of shares that an individual is expected to own remains in effect, regardless of intervening compensation increases, promotions or stock price fluctuations, until December 31st of the following year, at which time a new calculation and compliance assessment will be made. Once an individual is determined to be in compliance with the ownership guidelines as of the annual assessment date, the individual is deemed to remain in compliance as long as he maintains ownership of at least the same number of shares required as of the previous annual assessment date.

Each executive officer is expected to attain the applicable stock ownership under the guidelines within five years following the later of (i) the first annual assessment with respect to such individual or (ii) the first annual compliance assessment at which a higher stock ownership multiple becomes applicable to such individual. The five-year phase-in period is intended to permit gradual accumulation of the required ownership and ratable forward progress is expected during the period. Under the guidelines, shares held by a person or entity related to or controlled by the executive officer, as well as unvested RSUs and vested equity awards deposited into a deferred compensation arrangement, are included in the calculation of such individual’s ownership.

As of December 31, 2019, all of our executive officers were in compliance with the requirements of our stock ownership guidelines, either by exceeding the prescribed ownership level or making ratable progress toward the prescribed ownership level within the five-year accumulation period.

QUANTASERVICES.COM	PROXY STATEMENT 2020 39

Pledging, Hedging and Other Transactions in Quanta Securities

Our insider trading policy (among other things) prohibits directors and executive officers of Quanta from pledging Quanta securities as collateral for a loan unless the individual provides reasonable assurance of the financial capacity to repay the loan without resorting to the pledged securities and obtains pre-clearance of the pledge by a management committee or the Governance and Nominating Committee of the Board. Transactions by directors and executive officers in Quanta’s securities involving short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. Directors and executive officers are also prohibited from entering into hedging, monetization transactions or similar arrangements involving Quanta securities, such as prepaid variable forwards, forward sale contracts, equity swaps, collars, zero-cost collars and other derivative transactions. We believe these prohibitions ensure that levels of stock ownership in accordance with our stock ownership guidelines are effective in aligning each individual’s interests with those of our stockholders.

Clawback Policy

Quanta adopted a standalone clawback policy in March 2019, which permits the Board (or an appropriate Board committee) to recover bonus, incentive or equity-based incentive compensation from executive officers and certain other key employees of Quanta and its subsidiaries. In order for compensation to be recoverable, the following conditions must be satisfied:

•

the individual must have engaged in or benefited from intentional or unlawful misconduct that materially contributed to a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirements under federal securities laws (other than a change in financial accounting rules);

•	as a result of the restatement, a performance measure or target that was a material factor in determining the amount of compensation previously earned was restated; and

•	the Board determines, in its discretion, that a lower amount of compensation would have been paid based on the restated financial results.

In making a determination, the Board may take into account such other considerations it deems appropriate, including, among other things, the likelihood of success in seeking reimbursement or forfeiture and whether the expense of seeking the reimbursement or forfeiture is likely to exceed the amount recovered, and the Board’s determinations need not be uniform with respect to all individuals covered by the policy. The policy applies to all compensation paid after adoption of the policy and during the three-year period prior to disclosure of a restatement; however, it does not apply with respect to a restatement following a change in control (as defined in the applicable equity incentive plan).

A clawback provision is also incorporated in our 2019 annual and long-term incentive plans, which permits the Compensation Committee to recover certain incentive compensation from certain executive officers and other key employees to the extent necessary to comply with the requirements of applicable law, the rules and regulations of the SEC, applicable stock exchange listing standards, or the Company’s clawback policy, as amended from time to time, or to the extent deemed appropriate by the Board or any committee thereof, upon its determination that the recipient has violated applicable restrictive covenants.

Employment Agreements

Quanta is currently a party to employment agreements with all of its NEOs (each an “Employment Agreement”). Under the terms of our Employment Agreements, the executive is entitled to payments and benefits upon the occurrence of specified events, including termination of employment or change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in Executive Compensation – Potential Payments upon Termination or Change in Control. The termination provisions of the employment agreements provide these individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual and the expected compensation upon joining or maintaining employment with us. The Employment Agreements do not contain excise tax gross-up provisions.

40 PROXY STATEMENT 2020

Indemnification Agreements

We have indemnification agreements with each of our directors and executive officers, in part to enable us to attract and retain qualified directors and executive officers. These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses for proceedings for which they may be indemnified (and in responding to discovery requests for any covered proceeding), and to cover such person under any directors’ and officers’ liability insurance policy that we may maintain from time to time. These agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and are in addition to any other rights our directors and executive officers may have under our certificate of incorporation and bylaws and applicable law.

Risk Considerations in Our Compensation Program

The Compensation Committee has discussed the concept of risk as it relates to our compensation program for 2019 and does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

The Compensation Committee structures executive compensation at the senior leadership level to consist of both fixed and variable compensation. The base salaries of senior leadership are typically set at market levels and are designed to provide a steady income so that senior leadership does not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable portions of compensation are generally designed to reward both short-term and long-term performance as measured under several financial and operational performance metrics. Additionally, RSUs generally vest over three years in equal annual installments, which the Compensation Committee believes promotes retention and encourages senior leadership to focus on sustained stock appreciation. The Compensation Committee believes that the variable elements of compensation are a sufficient percentage (generally at or more than 60%) of overall compensation to motivate superior short-term and long-term corporate results, while the fixed element is also sufficiently high that senior leadership is not encouraged to take unnecessary or excessive risks in doing so.

•

The Compensation Committee believes the financial and operational performance measures for determining cash payouts or equity earned under our incentive plans are aligned with Quanta’s short-term and long-term operating and strategic plans and promote the long-term sustainability of the company and advance the interests of Quanta’s stakeholders, including its stockholders, employees and customers. The Compensation Committee also believes the targets for those measures are set at challenging, but appropriate, levels that do not encourage unnecessary or excessive risk taking.

•

The Compensation Committee believes that the usage of complementary financial performance metrics, including AIP Adjusted EBITDA and AIP Adjusted EBITDA margin, prevent management from focusing on the generation of revenues at the expense of profit.

•

The Board has adopted stock ownership guidelines for our executive officers, which the Compensation Committee believes provide a considerable incentive for management to consider Quanta’s long-term interests because a meaningful portion of their personal investment portfolio consists of Quanta Common Stock.

•

The Board has adopted a prohibition on hedging the economic risk of ownership of Quanta Common Stock applicable to our directors, executive officers and certain employees, reinforcing the alignment of their long-term interests with those of our stockholders.

•

Compensation at the corporate management, corporate staff and operating unit management levels also consists of both fixed and variable compensation. The fixed or base salary portion of compensation is typically set at competitive market levels. The variable portions of compensation are generally designed to reward employees based on Company performance and align with the Company performance metrics utilized for executive compensation. For example, with respect to corporate management, annual cash incentive plan awards are based on the same financial performance goals applicable to executive compensation, and long-term equity incentive awards are based on a number of factors, including individual performance as determined by senior leadership and, in certain cases, financial performance measures. With respect to operating unit management, annual cash incentive plan awards are based on financial performance of the applicable operating unit, and long-term equity incentive compensation is based on both financial performance and achievement of proactive safety objectives. Overall, these programs are structured to help ensure that compensation incentives throughout the organization are aligned. Additionally, equity awards under these plans generally vest in three equal annual installments to promote retention and align interests throughout Quanta’s decentralized structure.

•	The Compensation Committee retains sole discretion to adjust incentive awards or targets in order to align payouts and potential payouts with performance.

•

Individual awards are capped under our incentive plans, which the Compensation Committee believes mitigates excessive risk taking. Therefore, even if the Company dramatically exceeds its performance goals, awards are limited.

QUANTASERVICES.COM	PROXY STATEMENT 2020 41

•

Quanta maintains internal controls over the measurement and calculation of performance goals, which are designed to prevent manipulation. In addition, all employees are required to comply with our Code of Ethics and Business Conduct, which covers, among other things, accuracy of books and records.

•

Quanta has adopted a standalone clawback policy and has included a clawback provision under each of its incentive plans, which provide for recovery of certain incentive compensation from officers and key employees of Quanta and its subsidiaries in certain circumstances, as set forth in further detail in Clawback Policy above.

Compensation Process

Role of Compensation Consultant

The Compensation Committee Charter grants to the Compensation Committee the authority to retain, at Quanta’s expense, compensation consultants, outside legal counsel and other advisors, and to approve their fees. These advisors report directly to the Compensation Committee. During 2019, in connection with approving prospective base salary rates and target incentives for certain executive officers, the Compensation Committee independently retained Frederick W. Cook & Co., Inc. (“FW Cook”) to examine our executive compensation program and pay practices and the competitiveness of our executive compensation program relative to public company peer group data. The Compensation Committee approved the following companies, which we refer to as our “peer group,” for the purpose of obtaining competitive data for the benchmarking study referenced above:

AECOM	Flowserve Corporation	KBR, Inc.	Parker-Hannifin Corporation

Dover Corporation	Fluor Corporation	MasTec, Inc.	TecnhipFMC plc

Dycom Industries, Inc.	Granite Construction Incorporated	McDermott International, Inc.	Tutor Perini Corporation

EMCOR Group, Inc.	Jacobs Engineering Group Inc.	National Oilwell Varco, Inc.	Weatherford International plc

These companies were chosen based on (i) market competition, including companies that compete with Quanta for customers, executive talent and investors, (ii) organization size, with financial characteristics such as revenues or market capitalization similar to those of Quanta, and (iii) industry, including companies in the heavy construction industry and companies that serve pipeline, industrial or power transmission companies. The Compensation Committee may periodically update the companies in future compensation studies as a result of mergers, acquisitions, new publicly traded companies and other changes, using the criteria outlined above.

Compensation studies assist the Compensation Committee in establishing the overall compensation practices that are consistent with our philosophy and guiding principles on executive compensation. Although these studies provide important data, the Compensation Committee uses such studies only as a point of reference and not as a determinative factor for structuring and determining the amount of our NEOs’ compensation. The Compensation Committee also exercises discretion in its use of these studies, and the studies do not supplant the significance of individual and company performance that the Compensation Committee considers when making compensation decisions.

Management’s Role in the Compensation-Setting Process

Our Chief Executive Officer plays an important role in setting the compensation of our NEOs (other than himself). Our Chief Executive Officer, after taking into account input from other members of management, makes recommendations to the Compensation Committee, but the Compensation Committee has final authority and complete discretion in ultimately determining and setting NEO compensation plans, goals, incentive targets, salaries and cash and equity incentive awards.

At the beginning of each fiscal year, our Chief Executive Officer meets with the Compensation Committee to propose Quanta’s overall financial and operational performance targets for the incentive plans for the current annual and long-term performance periods. The Compensation Committee reviews these performance targets, considering the appropriate range for potential payment and other factors, and adjusts them as it deems appropriate. The Compensation Committee then approves the performance targets for the current fiscal year’s incentive plans.

Following the end of the fiscal year, the Compensation Committee evaluates financial and operational performance relative to the approved performance targets to determine the payouts under our incentive plans, including the prior fiscal year’s incentive plans and any earned and vested awards associated with performance periods completed during the prior fiscal year. At the request of the Compensation Committee, our Chief Executive Officer and certain other members of management also participate in the Compensation Committee’s review and provide detailed reports on, among other things, actual performance relative to company performance targets. These reports also include the elements of the targeted compensation so that the Compensation Committee may analyze each compensation element included in the compensation mix and the total amount of targeted compensation for each NEO. The Compensation Committee considers these evaluations in determining payouts to be made, if any, under the incentive plans.

42 PROXY STATEMENT 2020

Equity Award Grant Practices

The Compensation Committee meets during the first few months of each fiscal year to, among other things, grant equity awards, including equity awards to our NEOs. The timing of this meeting allows the Compensation Committee to review complete financial results for the prior fiscal year when evaluating company performance. The Compensation Committee may, in its discretion, also grant awards throughout the year, including in connection with the hiring of a new executive officer or the promotion of an employee to an executive officer position.

During 2019, the Compensation Committee granted PSUs and RSUs to the NEOs, all of which were granted under the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “2011 Omnibus Plan”) and are set forth in the 2019 Grants of Plan-Based Awards Table. Generally, the number of RSUs and PSUs we grant is determined by dividing the aggregate dollar amount intended to be awarded by the average closing price of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant. RSUs and PSUs are generally settled in our Common Stock upon vesting. It is not the intention of the Compensation Committee to time the granting of any awards under our incentive plans, including those made to newly hired or newly promoted executive officers, with the release of any material, non-public information.

Impact of Regulatory Requirements on Our Executive Compensation Decisions

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its principal executive officer, principal financial officer, any of its three other most highly compensated executive officers for the taxable year (other than the principal executive officer or the principal financial officer) (collectively the “covered employees”). For certain grandfathered arrangements in effect as of November 2, 2017, and not materially modified, this limitation may not apply if certain requirements are met. We strive to take action, where possible and considered appropriate, to preserve the deductibility of compensation paid to our executive officers. However, compensation paid to our expanded group of covered employees will generally be subject to a $1 million annual deduction limitation. Although the deductibility of compensation is considered by the Compensation Committee, the Compensation Committee retains the discretion to approve and award compensation that might not be fully tax deductible if it believes doing so is otherwise in the best interest of Quanta and its stockholders.

Conclusion

We believe our total executive compensation program is designed to pay for performance. It aligns the interests of our executive officers with those of our stockholders and provides executive officers with the necessary motivation to maximize the long-term operational and financial performance of Quanta, while using sound financial controls and high standards of integrity. We also believe that total compensation for each executive officer should be, and is, commensurate with the execution of specified short- and long-term operational, financial and strategic objectives. We believe that the quality of our executive compensation program will continue to be reflected in positive long-term operational, financial and stock-price performance.

QUANTASERVICES.COM	PROXY STATEMENT 2020 43

2019 Compensation Tables

2019 Summary Compensation Table

The following table sets forth the compensation paid or accrued by Quanta in the last three fiscal years to our NEOs:

			Stock Awards				Change in
Name and Principal Position	Year	Salary ($)	PSUs(1) ($)	RSUs(2) ($)	Total(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Pension Value and NQDC Earnings(5) ($)	All Other Compensation(6) ($)	Total(7) ($)

Earl C. (Duke) Austin, Jr. President, Chief Executive Officer and Chief Operating Officer	2019	1,137,504	5,208,981	1,956,634	7,165,615	1,725,000	–	219,813	10,247,932
	2018	1,100,002	4,172,635	1,608,899	5,781,534	2,156,880	–	188,360	9,226,776
	2017	1,075,000	4,305,534	1,600,218	5,905,752	2,119,920	–	207,725	9,308,397

Derrick A. Jensen Chief Financial Officer	2019	674,851	1,227,827	717,419	1,945,246	897,336	–	92,300	3,609,733
	2018	660,001	1,180,249	707,914	1,888,163	1,186,284	–	102,293	3,836,741
	2017	645,000	1,217,873	704,087	1,921,960	1,165,956	–	101,647	3,834,563

Paul C. Gregory Chief Strategy Officer and President – Pipeline and Industrial Division	2019	869,128	2,012,559	1,175,944	3,188,503	1,155,660	–	40,038	5,253,329
	2018	850,001	1,658,213	994,593	2,652,806	1,527,790	–	65,892	5,096,489
	2017	850,000	1,711,018	1,472,978	3,183,996	1,501,610	–	70,391	5,605,997

Redgie Probst(8) President – Electric Power Division	2019	575,000	676,487	700,567	1,377,054	720,000	–	30,888	2,702,942

Donald C. Wayne Executive Vice President and General Counsel	2019	562,376	837,128	489,141	1,326,269	611,820	–	77,269	2,577,734
	2018	537,501	804,722	482,677	1,287,399	808,830	–	77,348	2,711,078
	2017	314,424	656,839	650,092	1,306,931	722,700	–	7,940	2,351,995

(1)

The amounts shown reflect the aggregate grant date fair value of PSUs granted during the fiscal years ended December 31, 2019, 2018 and 2017, calculated in accordance with FASB ASC Topic 718. The grant date fair value is based on the closing price of Quanta’s Common Stock on the date of grant for the portion of awards based on performance conditions and on a Monte Carlo valuation for the portion of awards based on TSR, as further described in Note 12 to the Company’s consolidated financial statements in its 2019 Annual Report on Form 10-K. Grant date fair value of PSUs was based on projected achievement, and the value ultimately realized by the NEO upon actual vesting of the awards may or may not be equal to this determined value. PSUs generally vest upon completion of a 3-year performance period, with the amount that vests based on the achievement of certain company performance conditions and TSR as compared to a pre-established peer group. The final amount of earned PSUs can range from 0% to a maximum of 200% (assuming the highest level of performance) of the target amount of unearned PSUs that were granted and upon settlement shares of Common Stock are issued for each earned PSU. With respect to outstanding contingent performance unit awards as of December 31, 2019, the grant date fair value, assuming the highest level of company performance conditions were to be achieved, would be as follows: for Mr. Austin, $8,255,034 for PSUs granted in 2019 and $6,673,164 for PSUs granted in 2018; for Mr. Jensen, $1,945,823 for PSUs granted in 2019 and $1,887,535 for PSUs granted in 2018; for Mr. Gregory, $3,189,442 for PSUs granted in 2019 and $2,651,928 for PSUs granted in 2018; for Mr. Probst, $1,072,077; and for Mr. Wayne, $1,326,654 for PSUs granted in 2019 and $1,286,967 for PSUs granted in 2018. PSU award agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Common Stock, payable at settlement of any earned PSUs. PSUs are described in further detail in Compensation Discussion & Analysis – Executive Compensation Decisions for 2019 – Long-Term Incentive Plan and the number of earned and vested PSUs for the 2017 – 2019 performance period are set forth in Compensation Discussion & Analysis –Executive Compensation Decisions for 2019 – Results for the 3-Year Performance Period Ended December 31, 2019. Note that the amounts for the fiscal years ended December 31, 2018 and 2017 are different than the amounts reported in prior proxy statements due to a change in valuation methodology.

44 PROXY STATEMENT 2020

(2)

The amounts shown reflect the aggregate grant date fair value of RSUs granted during the fiscal years ended December 31, 2019, 2018 and 2017, calculated in accordance with FASB ASC Topic 718. The grant date fair value is based on the closing price of Quanta’s Common Stock on the date of grant, as further described in Note 12 to the Company’s consolidated financial statements in its 2019 Annual Report on Form 10-K. The value ultimately realized by the NEO upon the actual vesting of the awards may or may not be equal to this determined value. For all NEOs, the amounts reflect RSUs granted under long-term incentive plans for the year indicated, except that the amount for 2019 with respect to Mr. Probst includes RSUs that were granted during 2019 under a 2018 equity incentive plan applicable to certain non-executive officers of Quanta prior to his appointment as an executive officer of Quanta and the amounts for 2017 with respect to Messrs. Gregory and Wayne include RSUs granted in connection with their appointment as executive officers of Quanta. The RSUs granted in 2019 vest over three years in equal installments commencing in the year following the grant date year, assuming the NEO continues to meet the requirements for vesting. RSU award agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Common Stock, payable on the payment date of any such dividend. For further discussion of these equity-based awards, please read Compensation Discussion & Analysis – Executive Compensation Decisions for 2019 – Long-Term Incentive Plan.

(3)	The amounts shown reflect the total of the previous two columns – PSUs and RSUs. Equity-based incentive awards were made pursuant to the 2011 Omnibus Plan.
(4)

The amounts shown for 2019 represent the dollar value of cash incentive awards earned under Quanta’s 2019 annual incentive plan. For further details regarding such plan, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2019 – Annual Incentive Plan. The cash incentives reflected in the table were earned during the years indicated, but were paid in the first quarter of the following year.

(5)	NQDC refers to nonqualified deferred compensation. Quanta’s NQDC plan does not pay above-market or preferential earnings and is described in Nonqualified Deferred Compensation in 2019.
(6)

The amounts reflected for fiscal year 2019 are identified in the 2019 All Other Compensation Table below. For additional detail on the perquisites provided to Quanta’s executive officers, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2019 – Other Compensation and Benefits.

2019 All Other Compensation Table

Name	401(k) Matching Contribution(a) ($)	Perquisites Policy Items(b) ($)	Company Contributions to NQDC Plan(c) ($)	Other(d) ($)	Total ($)

Mr. Austin	12,600	161,837	42,938	2,438	219,813

Mr. Jensen	12,600	19,190	58,072	2,438	92,300

Mr. Gregory	12,600	25,000	–	2,438	40,038

Mr. Probst	12,600	–	4,708	13,580	30,888

Mr. Wayne	12,600	24,243	40,138	288	77,269

(a)	Represents Quanta’s matching contributions to the NEO’s 401(k) account.
(b)

Represents the following: (i) for Mr. Austin, $137,483 for personal usage of corporate aircraft, reimbursement of $19,719 for club membership dues and $4,635 for tax planning and financial services; (ii) for Mr. Jensen, reimbursement for tax planning and financial services; (iii) for Mr. Gregory, reimbursement of $17,373 for club membership dues and $7,627 for tax planning and financial services; and (iv) for Mr. Wayne, reimbursement of $18,655 for tax planning and financial services and $5,588 for club membership dues. The incremental cost for usage of corporate aircraft is calculated based on the direct variable costs of the flight, and fixed costs that do not change based on the personal usage of the aircraft are excluded from the calculation. Additionally, family members of NEOs occasionally fly on Quanta’s corporate aircraft when it is flying to a destination for a business purpose. In those cases, there is no incremental cost to Quanta, and as a result, no amount is reflected in the table.

(c)

Represents Quanta’s matching contributions under the nonqualified deferred compensation plan that would have been allocated to the NEO’s 401(k) plan account, but for applicable limits under the Internal Revenue Code. For additional information on these contributions and other potential contributions by Quanta, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2019 – Deferred Compensation Plan.

(d)

Represents the following: (i) for all NEOs, payment for identity theft protection and monitoring services, (ii) for Messrs. Austin, Jensen and Gregory, reimbursements for physical examinations under Quanta’s executive physical program and (iii) for Mr. Probst, $13,292 for a vehicle allowance.

(7)	The amounts shown reflect the sum of the following columns: Salary, Stock Awards – Total, Non-Equity Incentive Plan Compensation, Change in Pension Value and NQDC Earnings, and All Other Compensation.
(8)	Effective March 21, 2019, Mr. Probst was appointed as President – Electric Power Division of Quanta. Prior to his appointment, he was not an executive officer of Quanta.

QUANTASERVICES.COM	PROXY STATEMENT 2020 45

2019 Grants of Plan-Based Awards Table

The following table sets forth information concerning annual cash incentive awards for 2019 and equity-based incentive awards granted during 2019 to each of the NEOs under Quanta’s non-equity and equity incentive plans. Equity-based incentive awards were made pursuant to the terms of the 2011 Omnibus Plan.

				Estimated Possible Payouts			Estimated Future Payouts			All Other
				Under Non-Equity Incentive			Under Equity Incentive			Stock		Grant Date
				Plan Awards(2)			Plan Awards(3)			Awards:		Fair Value
Name	Grant Date	Incentive Plan	Grant Type(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)		of Stock and Option Awards(4) ($)

	–	2019 AIP	–	–	1,437,500	2,875,000	–	–	–	–		–

Mr. Austin	3/8/19	2019 LTIP	PSU	–	–	–	–	129,738	259,476	–		5,208,981

	3/8/19	2019 LTIP	RSU	–	–	–	–	–	–	55,602	(5)	1,956,634

	–	2019 AIP	–	–	747,780	1,495,560	–	–	–	–		–

Mr. Jensen	3/8/19	2019 LTIP	PSU	–	–	–	–	30,581	61,162	–		1,227,827

	3/8/19	2019 LTIP	RSU	–	–	–	–	–	–	20,387	(5)	717,419

	–	2019 AIP	–	–	963,050	1,926,100	–	–	–	–		–

Mr. Gregory	3/8/19	2019 LTIP	PSU	–	–	–	–	50,126	100,252	–		2,012,559

	3/8/19	2019 LTIP	RSU	–	–	–	–	–	–	33,417	(5)	1,175,944

	–	2019 AIP	–	–	600,000	1,200,000	–	–	–	–		–

	3/8/19	2019 LTIP	PSU	–	–	–	–	16,849	33,698	–		676,487

Mr. Probst	3/8/19	2019 LTIP	RSU	–	–	–	–	–	–	11,232	(5)	395,254

	2/27/19	2018 Regional VP Plan	RSU	–	–	–	–	–	–	8,488	(6)	305,313

	–	2019 AIP	–	–	509,850	1,019,700	–	–	–	–		–

Mr. Wayne	3/8/19	2019 LTIP	PSU	–	–	–	–	20,850	41,700	–		837,128

	3/8/19	2019 LTIP	RSU	–	–	–	–	–	–	13,900	(5)	489,141

(1)	Types of awards include RSUs and PSUs.
(2)

The amounts shown in the “2019 AIP” rows represent target and maximum awards that could be earned by the NEOs under the 2019 annual incentive plan based on base salary rates. There is no threshold award amount applicable to the 2019 annual incentive plan. For further details regarding this plan, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2019 – Annual Incentive Plan. Actual payouts under the 2019 annual incentive plan were finally determined in March 2020 and are reflected in the Non-Equity Incentive Plan Compensation column of the 2019 Summary Compensation Table.

(3)

The amounts shown represent the number of shares of Common Stock that could be earned with respect to PSUs granted under the 2019 long-term incentive plan. The number of PSUs that will become earned and vest, and the resulting number of shares of Common Stock to be issued, will be determined as soon as administratively practicable after completion of the 3-year performance period ending December 31, 2021, and the number of shares can range from 0% to a maximum of 200% of the target number. PSU award agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Common Stock, payable at settlement of any earned PSUs. PSUs are described in further detail under Compensation Discussion & Analysis – Executive Compensation Decisions for 2019 – Long-Term Incentive Plan.

(4)

The amounts shown reflect the aggregate grant date fair value of RSUs or PSUs granted during the fiscal year ended December 31, 2019 to the NEOs calculated in accordance with FASB ASC Topic 718, as further described in Note 12 to the Company’s consolidated financial statements in its 2019 Annual Report on Form 10-K and footnotes (1) and (2) to the 2019 Summary Compensation Table. The value ultimately realized by the NEO upon the actual vesting of the RSU and PSU awards may not be equal to this determined value.

(5)

The amounts shown represent the number of RSUs that were granted under the 2019 long-term incentive plan. The RSUs awarded vest over three years in equal annual installments, assuming the NEO continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2020. RSU award agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Common Stock, payable on the payment date of any such dividend. For further details regarding the 2019 long-term incentive plan and its components, see Compensation Discussion and Analysis – Executive Compensation Decisions for 2019 – Long-Term Incentive Plan.

(6)

The amount shown represents the number of RSUs that were granted to Mr. Probst under an incentive plan based on 2018 performance and applicable to certain non-executive officers of Quanta prior to his appointment as an executive officer of Quanta. The RSUs awarded vest over three years in equal annual installments, assuming he continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2020.

46 PROXY STATEMENT 2020

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table reflects RSUs classified as unvested as of December 31, 2019 and unearned/unvested PSUs with performance periods ending subsequent to December 31, 2019 for each of the NEOs. The table assumes a market value of $40.71 per share, the closing price of Quanta’s Common Stock on December 31, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested(2) ($)

Mr. Austin	101,438	(3)	4,129,541	477,482	19,438,292

Mr. Jensen	40,555	(4)	1,650,994	122,826	5,000,246

Mr. Gregory	66,082	(5)	2,690,198	186,888	7,608,210

Mr. Probst	31,586	(6)	1,285,866	48,986	1,994,220

Mr. Wayne	30,174	(7)	1,228,384	83,744	3,409,218

(1)

The amounts shown represent the maximum number of shares of Common Stock that could be earned with respect to PSUs granted under the long-term incentive plans for 2018 and 2019. The target number of PSUs granted under the 2018 long-term incentive plan, which has a performance period ending December 31, 2020, were as follows: Mr. Austin – 109,003; Mr. Jensen – 30,832; Mr. Gregory – 43,318; Mr. Probst – 7,644; and Mr. Wayne – 21,022. The target number of PSUs granted under the 2019 long-term incentive plan, which has a performance period ending December 31, 2021, were as follows: Mr. Austin – 129,738; Mr. Jensen – 30,581; Mr. Gregory – 50,126; Mr. Probst – 16,849; and Mr. Wayne – 20,850. The actual number of PSUs that will ultimately become earned and vested will be determined as soon as administratively practicable after completion of the 3-year performance periods and can range from 0% to a maximum of 200% of the target number. PSUs are described in further detail under Compensation Discussion & Analysis – Executive Compensation Decisions for 2019 – Long-Term Incentive Plan. The PSUs for the performance period ended December 31, 2019 are not included in the table as they are considered earned as of December 31, 2019; instead, such PSUs are included in the 2019 Option Exercises and Stock Vested Table.

(2)

The amounts shown represent the value of shares of Common Stock that could be earned with respect to PSUs assuming the maximum number is earned and vested. Pursuant to SEC disclosure instructions, because the Company’s performance on the metrics governing our PSUs in the previous year exceeded target performance, the payout value of unearned awards is calculated assuming maximum performance criteria is achieved. Cash dividend equivalents may also be paid with respect to such shares as follows: Mr. Austin – $33,009; Mr. Jensen – $8,602; Mr. Gregory – $12,946; Mr. Probst – $3,245; and Mr. Wayne – $5,866.

(3)	Includes unvested awards of RSUs covering (i) 48,796 shares that vested on February 28, 2020; (ii) 34,107 shares that vest on February 28, 2021; and (iii) 18,535 shares that vest on February 28, 2022.
(4)	Includes unvested awards of RSUs covering (i) 20,111 shares that vested on February 28, 2020; (ii) 13,648 shares that vest on February 28, 2021; and (iii) 6,796 shares that vest on February 28, 2022.
(5)	Includes unvested awards of RSUs covering (i) 34,176 shares that vested on February 28, 2020; (ii) 20,766 shares that vest on February 28, 2021; and (iii) 11,140 shares that vest on February 28, 2022.
(6)	Includes unvested awards of RSUs covering (i) 13,707 shares that vested on February 28, 2020; (ii) 11,304 shares that vest on February 28, 2021; and (iii) 6,575 shares that vest on February 28, 2022.
(7)

Includes unvested awards of RSUs covering (i) 13,265 shares that vested on February 28, 2020; (ii) 2,970 shares that vest on May 28, 2020 (iii) 9,305 shares that vest on February 28, 2021; and (iv) 4,634 shares that vest on February 28, 2022.

QUANTASERVICES.COM	PROXY STATEMENT 2020 47

2019 Option Exercises and Stock Vested Table

The following table reflects certain information regarding the vesting of equity awards by each of our NEOs related to the 2019 fiscal year:

	Stock Awards

Name	Number of Shares Acquired on Vesting(1) (#)		Value Realized on Vesting(2) ($)

Mr. Austin	266,803	(3)	10,129,569

Mr. Jensen	81,280	(4)	3,074,312

Mr. Gregory	122,163	(5)	4,594,152

Mr. Probst	8,383	(6)	301,537

Mr. Wayne	47,228	(7)	1,788,609

(1)

Shares acquired on vesting include shares associated with RSU awards for which restrictions lapsed during fiscal year 2019 and the number of shares of Common Stock that became earned and vested with respect to PSUs granted under the long-term incentive plan for 2017, as determined by the Compensation Committee after completion of the 3-year performance period ended December 31, 2019.

(2)

The value realized reflects the value as of the date of the vesting of an RSU or PSU award. The actual value ultimately realized by the NEO may be more or less than the value realized as calculated in the above table, depending on whether and when the NEO held or sold the stock and whether the NEO elected to defer all or a portion of the award pursuant to the nonqualified deferred compensation plan maintained by Quanta, as further described in Nonqualified Deferred Compensation in 2019. The amount of awards deferred by each NEO is set forth in footnote (1) to the 2019 Nonqualified Deferred Compensation Table. Cash dividend equivalents were paid upon the applicable dividend payment date or upon the vesting of RSU or PSU awards as follows: Mr. Austin – $64,533; Mr. Jensen – $20,234; Mr. Gregory – $31,196; Mr. Probst – $4,600; and Mr. Wayne – $12,337.

(3)

Includes (i) 61,141 shares that vested on February 28, 2019 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.97 per share) and (ii) 205,662 shares associated with earned PSUs for the 3-year performance period ended December 31, 2019 that vested on March 4, 2020 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $38.56 per share).

(4)

Includes (i) 23,106 shares that vested on February 28, 2019 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.97 per share) and (ii) 58,174 shares associated with earned PSUs for the 3-year performance period ended December 31, 2019 that vested on March 4, 2020 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $38.56 per share).

(5)

Includes (i) 26,298 shares that vested on February 28, 2019 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.97 per share); (ii) 14,135 shares that vested on May 28, 2019 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.14 per share) and (iii) 81,730 shares associated with earned PSUs for the 3-year performance period ended December 31, 2019 that vested on March 4, 2020 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $38.56 per share).

(6)	Shares vested on February 28, 2019 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.97 per share).
(7)

Includes (i) 8,629 shares that vested on February 28, 2019 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.97 per share); (ii) 2,969 shares that vested on May 28, 2019 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.14 per share) and (iii) 35,630 shares associated with earned PSUs for the 3-year performance period ended December 31, 2019 that vested on March 4, 2020 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $38.56 per share).

48 PROXY STATEMENT 2020

Nonqualified Deferred Compensation in 2019

Under a nonqualified deferred compensation plan maintained by Quanta, certain employees, including the NEOs, are permitted to voluntarily defer receipt of up to 75% of base salary and up to 100% of other cash compensation and/or settlement of RSUs. In addition, for each plan year, a plan participant who defers the maximum amount permitted by law under Quanta’s 401(k) plan is credited with an employer matching contribution in the deferred compensation plan equal to the difference between (i) 100% of the first 3% of the compensation deferred under the plan, plus 50% of the next 3% of the compensation deferred under the plan, and (ii) the maximum matching contribution that could be contributed on behalf of the participant under Quanta’s 401(k) plan. Matching contributions vest immediately. Quanta may also make discretionary contributions to the deferred compensation plan, subject to a vesting schedule determined by Quanta at the time of the contribution, provided that vesting accelerates upon a change in control or the participant’s death or retirement. All matching and discretionary employer contributions, whether vested or not, are forfeited upon a participant’s termination of employment for cause or upon the participant engaging in competition with Quanta. Quanta also accrues for dividend equivalents on the shares deferred in the participant’s account at the same time and at the same rate as dividends are paid on Quanta Common Stock.

PSUs and RSUs that are deferred may be settled only in Quanta Common Stock. The deferred compensation plan permits participants to allocate deferred cash amounts among a group of notional accounts that mirror the gains and/or losses of various investment alternatives. These notional accounts do not provide for above-market or preferential earnings. Each participant may direct investments of the individual accounts set up for the participant under the plan and may make changes in the investments as often as daily. Since each executive officer may choose the investment alternative and may change their allocations from time to time, the return on the investment depends on how well each underlying investment fund performed during the time the executive officer chose it as an investment vehicle. The obligation to pay the balance of each participant’s account is at all times an unsecured obligation of the Company.

Generally, participants receive distributions of deferred amounts upon the earlier of separation from service, the occurrence of a disability, or a specified date (selected at the time of the deferral). Participants may elect to receive distributions in a lump sum or installments, and, in some cases, may elect to delay distribution upon termination of employment for up to five years. Participants are also permitted to withdraw all or a portion of their deferred amounts in the event of an unforeseeable financial emergency. Quanta reserves the right to amend or terminate the plan at any time and for any reason. A participant’s deferral elections must be renewed each year, and elections cannot be revoked or changed during the year.

2019 Nonqualified Deferred Compensation

The following table describes the nonqualified deferred compensation activity for each of our NEOs related to fiscal year 2019.

Name	NEO Contributions in Last Fiscal Year(1) ($)	Company Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings (Losses) in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year-End(5) ($)

Mr. Austin	6,745,997	42,938	3,811,817	1,821,261	16,956,160

Mr. Jensen	2,074,659	58,072	1,683,090	946,976	6,626,855

Mr. Gregory	–	–	8,673	46,592	130,163

Mr. Probst	5,750	4,708	1,154	–	11,613

Mr. Wayne	58,216	40,138	10,484	–	220,082

(1)

The amounts shown represent deferred salary, the value of equity awards that vested during 2019 but the receipt of which was deferred, and/or deferred cash incentive payments. Deferred salary and cash incentive payments are included in the 2019 Summary Compensation Table under the Salary and Non-Equity Incentive Plan Compensation columns, respectively. Equity awards were deferred upon vesting pursuant to an election made in a prior year by the NEO. Deferred equity awards are valued based on the closing price of Quanta’s Common Stock as of 12:01 a.m. on the deferral date. Deferred equity awards are included in the Stock Awards- Number of Shares Acquired on Vesting column in the 2019 Option Exercises and Stock Vested Table. The following table shows the deferred portion of each NEO’s salary, cash incentive awards, and vested equity awards.

QUANTASERVICES.COM	PROXY STATEMENT 2020 49

Name	Contribution	Form of Contribution	Amount ($)

	Salary	Cash	124,567

Mr. Austin	Cash Incentive	Cash	–

	Equity Awards	Common Stock	6,621,430

	Salary	Cash	40,491

Mr. Jensen	Cash Incentive	Cash	53,840

	Equity Awards	Common Stock	1,980,328

	Salary	Cash	5,750

Mr. Probst	Cash Incentive	Cash	–

	Equity Awards	Common Stock	–

	Salary	Cash	33,743

Mr. Wayne	Cash Incentive	Cash	24,473

	Equity Awards	Common Stock	–

(2)

The amounts shown are included in the All Other Compensation column of the 2019 Summary Compensation Table, as detailed in the 2019 All Other Compensation Table within footnote (6) to the 2019 Summary Compensation Table. The amounts represent Quanta’s matching contributions that would have been allocated to a participant’s 401(k) plan account, but for applicable limits under the Internal Revenue Code.

(3)

The amounts shown represent earnings or losses on deferred cash amounts allocated to notional accounts that mirror the gains and/ or losses of various investment alternatives, dividends paid or accrued with respect to shares of Quanta Common Stock, and changes in value of the Quanta Common Stock underlying deferred equity awards during 2019. However, the actual amount of any earnings or losses ultimately realized on the deferred amounts by the NEO will be determined upon distribution/withdrawal of such amounts. The amounts shown are not included in the 2019 Summary Compensation Table because earnings under Quanta’s nonqualified deferred compensation plan were not above-market or preferential.

(4)

The amount shown represents the value of cash and equity amounts that Messrs. Austin, Jensen and Gregory received as in-service distributions according to their prior elections. This amount was not included in the 2019 Summary Compensation Table because the payouts related to earnings and contributions in prior fiscal years.

(5)	The aggregate balance for each NEO includes certain amounts included in the Summary Compensation Tables for prior fiscal years, as shown in the following table:

Name	Amount Reported in Prior Summary Compensation Tables ($)(a)	Fiscal Years Reported

Mr. Austin	10,968,236	2014 –2018

Mr. Jensen	3,759,490	2014 –2018

Mr. Gregory	114,908	2017 –2018

Mr. Wayne	108,919	2017 –2018

(a)

Represents (i) deferred salary and cash incentive awards, (ii) Quanta’s matching contributions and (iii) the value of vested and deferred equity awards as of the end of fiscal year 2019, the grant date fair value of which was previously reported.

50 PROXY STATEMENT 2020

Potential Payments Upon Termination or Change in Control

Employment Agreements

Quanta is a party to employment agreements with each of its NEOs (each an “Employment Agreement”). Under the terms of the Employment Agreements, each executive is entitled to payments and benefits upon the occurrence of specified events, including termination of employment or change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described below. The termination of employment provisions of the Employment Agreements provide these individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us, as applicable. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual, as applicable, and the individual’s expected compensation, as well as the benefits of securing the non-competition and other covenants described below.

The Employment Agreements have an initial term of two years (or three years with respect to Mr. Gregory) that will subsequently renew automatically for a one-year term unless Quanta or the executive provides at least six months’ prior written notice of non-renewal (or three months’ prior written notice with respect to Mr. Gregory). Under the Employment Agreements, the executives are eligible to receive base salary, as well as cash incentive compensation and benefits, and may be entitled to participate in any other incentive, savings or retirement plans, policies and arrangements that are provided generally to our other executive officers. The severance payments and other benefits under the Employment Agreements are conditioned upon the executive’s execution of a full and complete release of claims against Quanta and its affiliates, officers and directors upon termination. The Employment Agreements also contain non-competition covenants restricting the ability of the executive to compete with Quanta during the term of their employment and for a period of two years thereafter, and prohibiting them from disclosing confidential information and trade secrets. If Quanta notifies an executive that it will not renew his Employment Agreement and he remains employed through the end of the employment term (and in addition with respect to Mr. Gregory, if he is terminated without cause or resigns for good reason), the covenants restricting competition and solicitation of customers and employees apply for a reduced period of one year following the notice of non-renewal.

The Employment Agreements generally terminate upon the executive’s (i) death, (ii) disability, (iii) termination by Quanta for “cause” (as defined in the Employment Agreements and generally described below), (iv) resignation or voluntary termination by the executive, (v) termination by Quanta without cause, or (vi) termination by the executive for “good reason” within twelve months following a “change in control” (as these terms are defined in the Employment Agreements) and, with respect to the Employment Agreements for Messrs. Austin, Gregory and Probst, termination for “good reason” prior to a change in control. In addition, the Employment Agreement entitles the executive to certain payments upon other events associated with a change in control, and with respect to Mr. Gregory, upon retirement.

Upon termination of employment, each executive would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination. The Employment Agreements do not contain excise tax gross-up provisions. In the event any of the executives become subject to the excise tax, their severance payments will be reduced to the minimum extent necessary (but in no event less than zero) to avoid application of the excise tax, except that the full severance payments will be made if, after payment by the executive of the excise tax and all other taxes, the executive would retain a greater after-tax severance benefit without such reduction.

QUANTASERVICES.COM	PROXY STATEMENT 2020 51

Additionally, termination of employment and change in control events entitle applicable executives to severance payments and other benefits under the respective Employment Agreements, subject to the execution of a waiver and release agreement, as set forth below:

Termination or Change	Potential Payments
in Control Event	Austin / Gregory / Probst	Jensen / Wayne

Termination upon death	To the extent termination occurs six months or more into a performance year, pro-rated annual cash incentive compensation based on actual results	None

Termination upon disability	Lump-sum payment of one year base salary and to the extent termination occurs six months or more into a performance year, pro-rated annual cash incentive compensation based on actual results	Lump-sum payment of one year base salary

Termination by Quanta for cause	None	None
Austin / Probst: None
Gregory:

Resignation or voluntary termination by the executive

(i)   If he does not enter into a consulting agreement pursuant to agreed-upon terms and conditions, receives accrued salary and benefits and cash incentive compensation for the current performance year earned through the date of retirement

(ii)  If he enters into such consulting agreement, receives (A) immediate vesting of outstanding time-based RSUs and continued vesting of subsequent awards during the term of the consulting agreement and (B) award of his annual cash incentive compensation through the date of retirement and award of his equity grants for the year of retirement (if not already granted) and in the year following retirement

None

Termination by Quanta without cause (other than within 12 months following a change in control)

Austin / Probst: Lump-sum payment of two years of base salary and to the extent termination occurs six months or more into a performance year, annual cash incentive compensation based on actual results (without pro-ration)

Gregory: Deemed a retirement and treated the same as resignation or voluntary termination by the executive.

Lump-sum payment of two years of base salary

Termination by executive with good reason prior to a change in control	Same as termination without cause (other than within 12 months following change in control)	None

Termination by Quanta without cause within 12 months following a change in control

(i)  Lump-sum payment equal to three times annual base salary plus three times the higher of the highest annual cash incentive paid (or earned if not yet paid) within the three preceding years or the target annual cash incentive payable for the current year (or if target has not yet been determined, for the most recently completed year)

(ii)  To the extent termination occurs six months or more into a performance year, target annual cash incentive, reduced by any cash incentive compensation due on account of change in control

(iii) Continuation of (or, with respect to Mr. Gregory, continuation or reimbursement for) employee and dependent welfare benefit plan coverage (medical, dental and vision) for three years

(i)   Lump-sum payment equal to three times annual base salary plus three times the higher of the highest annual cash incentive compensation paid (or earned if not yet paid) for the three preceding years or the target annual cash incentive payable for the current year (or if target has not been determined, for the most recently completed year)

(ii)  Continuation of employee and dependent welfare benefit plan coverage (medical, dental and vision) for three years

Termination by executive for good reason within 12 months following a change in control	Same as termination without cause within 12 months following a change in control	Same as termination without cause within 12 months following a change in control

52 PROXY STATEMENT 2020

Non-renewal by successor within 12 months following a change in control	Same as termination without cause within 12 months following a change in control, but in this case, upon termination at the expiration of the term	Upon receipt of a renewal termination notice, the executive would be entitled to terminate his employment for good reason within 12 months following a change in control

Successor in change in control fails to timely notify the executive that it will assume Quanta’s obligations under the Employment Agreement	In this case, the executive would be entitled to terminate his employment for good reason within 12 months following a change in control	In this case, the executive would be entitled to terminate his employment for good reason within 12 months following a change in control

Change in Control

Under the Employment Agreements, a change in control generally occurs when (i) any person or entity acquires, directly or indirectly, the beneficial ownership of securities representing 50% or more (or with respect to Messrs. Austin, Gregory and Probst, greater than 50%) of the total fair market value or total voting power of Quanta’s then outstanding voting securities, (ii) any person or entity acquires, directly or indirectly, within a 12-month period, the beneficial ownership of 30% or more of the total voting power of Quanta’s then outstanding voting securities, (iii) certain incumbent (and subsequently approved) directors cease to constitute a majority of the members of the Board within a 12-month period, or (iv) any person or entity acquires, directly or indirectly, within a 12-month period, assets representing 40% or more of the total gross fair market value of Quanta’s assets.

Cause

The Employment Agreements generally define cause, subject to certain conditions and exceptions, as the executive’s (i) gross negligence in the performance of, intentional nonperformance of, or inattention to, material duties and responsibilities, which continues after receipt of written notice, (ii) willful dishonesty, fraud or material misconduct with respect to Quanta’s business, (iii) violations of Quanta’s policies or procedures (or with respect to Mr. Gregory, material policies or procedures), (iv) conviction of, confession to, or guilty plea or plea of nolo contendere with respect to, an act of fraud, misappropriation or embezzlement or any felony or other crime that involves moral turpitude, (v) use of illegal substances or habitual drunkenness, or (vi) breach of the Employment Agreement.

Good Reason

The Employment Agreements generally define good reason as follows:

Austin / Gregory / Probst	Jensen / Wayne

(i) At any time: (a) assignment to the executive of duties inconsistent with his position, authority or responsibilities as contemplated under his Employment Agreement, or any other action by the employer that results in a diminution in such position, authority or responsibilities, if not cured after written notice is given, (b) any material breach of the Employment Agreement by the employer, including any requirement that the executive relocate, if not cured after written notice is given, (c) failure by the employer to comply with the compensation provisions of the Employment Agreement, if not cured after written notice is given, or (d) with respect to Mr. Austin, failure of employer to nominate him to the Board of Directors during his service as Chief Executive Officer; and

(ii) to the extent occurring within twelve months of a change in control, (a) failure by the employer to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy except in certain specified circumstances, if not cured after written notice is given or (b) failure of the successor in a pending change in control to timely notify him that it will assume the employer’s obligations under the Employment Agreement.

(i) To the extent occurring within twelve months of a change in control: (a) assignment to the executive of duties inconsistent with his position, authority or responsibilities as contemplated under his Employment Agreement, or any other action by the employer that results in a diminution in such position, authority or responsibilities, if not cured after written notice is given, (b) any material breach of the Employment Agreement by the employer, including any requirement that the executive relocate, (c) failure by the employer to comply with the compensation provisions of the Employment Agreement, if not cured after written notice is given, (d) failure by the employer to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy except in certain specified circumstances, if not cured after written notice is given, or (e) the executive’s receipt of notice of non-renewal from the employer; and

(ii) failure of the successor in a pending change in control to timely notify the executive that it will assume the employer’s obligations under the Employment Agreement.

QUANTASERVICES.COM	PROXY STATEMENT 2020 53

Equity Incentive Plans

Generally, subject to the provisions of the particular award agreement, unvested RSUs and unearned PSUs granted pursuant to Quanta’s equity incentive plans are forfeited by the participant upon termination of such participant’s employment during the restriction period. However, upon the death of the participant during the participant’s continuous service or upon the occurrence of a “change in control” (as defined in the 2011 Omnibus Plan and the 2019 Omnibus Plan), (i) unvested RSUs generally become vested, and forfeiture restrictions lapse and (ii) certain of the participant’s unearned PSUs may become earned and such number of earned PSUs is based on the achievement of applicable performance goals as of the date of death or change in control and the forecasted achievement of such goals for the remainder of the performance period, as determined in the discretion of the Compensation Committee. Additionally, with respect to unearned PSUs, a participant who resigns prior to completion of the 3-year performance period may, at the discretion of the Chief Executive Officer and with approval of the Compensation Committee, earn a pro rata portion (based on the portion of the 3-year performance period during which the participant was employed) of the shares ultimately awarded upon determination of actual achievement levels.

Under the 2011 Omnibus Plan and 2019 Omnibus Plan, a change in control is generally deemed to occur upon (i) any sale, lease, exchange or other transfer of all or substantially all of the assets of Quanta, (ii) any person or entity becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the voting power of Quanta’s then outstanding securities, (iii) certain incumbent (and subsequently approved) directors ceasing to constitute a majority of the members of the Board within a two-year period, (iv) consummation of a merger or other business combination, unless all or substantially all of the beneficial owners of outstanding voting securities of Quanta immediately prior to the transaction beneficially own, directly or indirectly, more than 50% of the voting power of the resulting entity immediately following the transaction, or (v) stockholder approval of a complete liquidation of Quanta.

Deferred Compensation

Generally, participants will receive distributions of deferred amounts under Quanta’s deferred compensation plan upon separation from service, the occurrence of a disability, or a specified date (selected at the time of the deferral) and, subject to specific limitations, upon the occurrence of an unforeseeable financial emergency. The terms of Quanta’s deferred compensation plan are discussed in further detail under Nonqualified Deferred Compensation in 2019, and the 2019 Nonqualified Deferred Compensation Table sets forth the aggregate balances payable to the NEOs under Quanta’s deferred compensation plan pursuant to their distribution elections.

54 PROXY STATEMENT 2020

Estimated Potential Payments

The tables below reflect the estimated amounts that would be paid to each NEO upon termination of employment or change in control in varying circumstances identified below. No amounts are paid in the event of termination by Quanta for cause. Except as otherwise indicated, the amounts shown assume that termination or change in control occurred on December 31, 2019 and reflect a market value for Quanta Common Stock of $40.71 per share, the closing price on such date. Actual amounts to be paid can be determined only upon occurrence of an actual termination or change in control.

Name	Benefit	Death	Disability	Resignation or Voluntary Termination by Executive (No Change in Control)	Termination by Quanta Without Cause (No Change in Control)	Termination By Executive with Good Reason (No Change In Control)

	Severance	$1,725,000	$2,875,000	$–	$4,025,000	$4,025,000

	Welfare Benefits	–	–	–	–	–

Earl C. (Duke) Austin, Jr.	Equity Benefit(1)	13,848,687	–	–	–	–

	Cut-back(2)	–	–	–	–	–
	Total	$15,573,687	$2,875,000	$–	$4,025,000	$4,025,000

	Severance	$–	$679,800	$–	$1,359,600	$–

	Welfare Benefits	–	–	–	–	–

Derrick A. Jensen	Equity Benefit(1)	4,151,117	–	–	–	–

	Cut-back(2)	–	–	–	–	–
	Total	$4,151,117	$679,800	$–	$1,359,600	$–

	Severance	$1,155,660	$2,031,160	$1,155,660	$1,155,600	$1,155,600

	Welfare Benefits	–	–	–	–	–

Paul C. Gregory	Equity Benefit(1)	6,494,303	–	9,469,303	9,469,303	9,469,303

	Cut-back(2)	–	–	–	–	–
	Total	$7,649,963	$2,031,160	$10,624,963	$10,624,963	$10,624,963

	Severance	$720,000	$1,320,000	$–	$1,920,000	$1,920,000

	Welfare Benefits	–	–	–	–	–

Redgie Probst(3)	Equity Benefit(1)	2,282,976	–	–	–	–

	Cut-back(2)	–	–	–	–	–
	Total	$3,002,976	$1,320,000	$–	$1,920,000	$1,920,000

	Severance	$–	$566,500	$–	$1,133,000	$–

	Welfare Benefits	–	–	–	–	–

Donald C. Wayne	Equity Benefit(1)	2,932,993	–	–	–	–

	Cut-back(2)	–	–	–	–	–
	Total	$2,932,993	$566,500	$–	$1,133,000	$–

(1)

The equity benefit represents (i) the value of the unvested RSUs held by the NEO as of December 31, 2019 that would vest upon occurrence of the event and (ii) the value of unearned PSUs (at target) held by the NEO as of December 31, 2019 (excluding PSUs for the 2017 – 2019 performance period). As of December 31, 2019, the NEOs held the following unearned PSUs: 238,741 for Mr. Austin; 61,413 for Mr. Jensen; 93,444 for Mr. Gregory; 24,493 for Mr. Probst; and 41,872 for Mr. Wayne. The actual number of unearned PSUs that would become earned upon occurrence of the event would be based on the forecasted achievement of performance goals for the remainder of the performance periods and can range from 0% to a maximum of 200% (assuming the highest level of performance) of the target amount of unearned PSUs. The amounts included assume performance at target, without reference to forecasted achievement. Additionally, with respect to Mr. Gregory’s equity benefit calculations in connection with a voluntary termination, termination by Quanta without cause (no change in control) and termination by executive with good reason (no change in control), amounts also include the target amount for equity awards received in the year following resignation / termination and assume that upon termination he entered into a consulting agreement pursuant to agreed-upon terms and conditions, whereby he agreed to provide a minimum amount of consulting services to the Company until all outstanding unearned PSUs have either become earned and vested or otherwise forfeited. Cash dividend equivalents may also be paid with respect to such shares as follows: Mr. Austin – $33,009; Mr. Jensen – $8,602; Mr. Gregory – $12,946; Mr. Probst – $3,245; and Mr. Wayne – $5,866.

QUANTASERVICES.COM	PROXY STATEMENT 2020 55

(2)

The cut-back would be the amount by which the severance payment is reduced, such that, after such reduction, no portion of the payments and benefits would be subject to the excise tax. The Employment Agreements do not contain excise tax gross-up provisions.

(3)

Mr. Probst entered into an employment agreement with Quanta, effective as of April 1, 2020. The severance and welfare benefit amounts represent amounts payable under such agreement assuming it was in effect as of December 31, 2019.

Name	Benefit	Non-Renewal by Successor Within 12 Months Following a Change in Control(1)	Successor Fails to Assume Agreement Upon a Change in Control (No Termination of Employment)(1)	Termination by Quanta Without Cause Within 12 Months Following a Change in Control(1)	Termination by Executive for Good Reason Within 12 months Following a Change in Control(1)

	Severance	$11,358,140	$–	$11,358,140	$11,358,140

	Welfare Benefits(2)	82,692	–	82,692	82,692

Mr. Austin	Equity Benefit(3)	13,848,687	13,848,687	13,848,687	13,848,687

	Cut-back(4)	–	–	–	–

	Total	$25,289,519	$13,848,687	$25,289,519	$25,289,519

	Severance	$–	$–	$5,598,252	$5,598,252

	Welfare Benefits(2)	–	–	81,973	81,973

Mr. Jensen	Equity Benefit(3)	4,151,117	4,151,117	4,151,117	4,151,117

	Cut-back(4)	–	–	–	–

	Total	$4,151,117	$4,151,117	$9,831,342	$9,831,342

	Severance	$8,172,920	$–	$8,172,920	$8,172,920

	Welfare Benefits(2)	85,500	–	85,500	85,500

Mr. Gregory	Equity Benefit(3)	6,494,303	6,494,303	6,494,303	6,494,303

	Cut-back(4)	–	–	–	–

	Total	$14,752,723	$6,494,303	$14,752,723	$14,752,723

	Severance	$4,605,900	$–	$4,605,900	$4,605,900

	Welfare Benefits(2)	79,571	–	79,571	79,571

Mr. Probst(5)	Equity Benefit(3)	2,282,976	2,282,976	2,282,976	2,282,976

	Cut-back(4)	–	–	–	–

	Total	$6,968,447	$2,282,976	$6,968,447	$6,968,447

	Severance	$–	$–	$4,125,990	$4,125,990

	Welfare Benefits(2)	–	–	81,102	81,102

Mr. Wayne	Equity Benefit(3)	2,932,993	2,932,993	2,932,993	2,932,993

	Cut-back(4)	–	–	–	–

	Total	$2,932,993	$2,932,993	$7,140,085	$7,140,085

(1)

With respect to these scenarios, the equity benefit is triggered upon a change in control, and the remaining amounts are triggered upon non-renewal, failure to assume or termination of employment, as applicable. Additionally, (i) with respect to the scenario where a successor fails to assume Quanta’s obligations under an employment agreement, each NEO would be entitled to terminate his employment for good reason and (ii) with respect to the scenario where there is a non-renewal by a successor within 12 months of the change in control, Messrs. Jensen and Wayne would be entitled to terminate their employment for good reason.

(2)

Welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination, based on the actual cost of premiums for 2020 and the estimated costs of premiums for 2021 and 2022.

(3)

The equity benefit represents (i) the value of the unvested RSUs held by the NEO as of December 31, 2019 that would vest upon occurrence of the event and (ii) the value of unearned PSUs (at target) held by the NEO as of December 31, 2019 (excluding PSUs for the 2017 – 2019 performance period). As of December 31, 2019, the NEOs held the following unearned PSUs: 238,741 for Mr. Austin; 61,413 for Mr. Jensen; 93,444 for Mr. Gregory; 24,493 for Mr. Probst; and 41,872 for Mr. Wayne. The actual number of unearned PSUs that would become earned upon occurrence of the event would be based on the forecasted achievement of performance goals for the remainder of the performance periods and can range from 0% to a maximum of 200% (assuming the highest level of performance) of the target amount of unearned PSUs. The amounts included assume performance at target, without reference to forecasted achievement. Cash dividend equivalents may also be paid with respect to such shares as follows: Mr. Austin – $33,009; Mr. Jensen – $8,602; Mr. Gregory – $12,946; Mr. Probst – $3,245; and Mr. Wayne – $5,866.

(4)

The cut-back would be the amount by which the severance payment is reduced, such that, after such reduction, no portion of the payments and benefits would be subject to the excise tax. The Employment Agreements do not contain excise tax gross-up provisions.

(5)

Mr. Probst entered into an employment agreement with Quanta, effective as of April 1, 2020. The severance and welfare benefit amounts represent amounts payable under such agreement assuming it was in effect as of December 31, 2019.

56 PROXY STATEMENT 2020

Equity Compensation Plan Information

The material features of Quanta’s equity compensation plans are described in Note 12 to the consolidated financial statements included in Item 8 of Part II of Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The following table sets forth information as of December 31, 2019 with respect to Quanta’s equity compensation plans, all of which have received stockholder approval.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,694,024(1)	–(2)	7,026,151(3)
Equity compensation plans not approved by security holders	–	–	–
Total	4,694,024(1)	–(2)	7,026,151(3)

(1)

Includes (i) 3,891,280 shares issuable in connection with unvested RSUs and a target amount of unearned and unvested awards of PSUs for the performance periods ending on December 31, 2020 and 2021 that may become earned and vested based upon the satisfaction of 3-year company performance metrics, and (ii) 802,744 previously vested RSUs and previously earned and vested PSUs the settlement of which has been deferred according to prior deferral elections. The performance metrics for the PSUs that are scheduled to be earned and vest on December 31, 2021 are described further in Compensation Discussion & Analysis – Executive Compensation Decisions for 2019 – Long-Term Incentive Plan.

(2)	RSUs and PSUs do not have exercise prices.
(3)

Includes, as of December 31, 2019, shares available under the 2019 Omnibus Plan, which provides that the maximum number of shares of Common Stock available for issuance in connection with equity awards granted thereunder is 7,466,592 shares, plus any shares underlying share-settling awards previously awarded pursuant to the 2011 Omnibus Plan that are ultimately forfeited, canceled, expired or settled in cash after May 23, 2019.

QUANTASERVICES.COM	PROXY STATEMENT 2020 57

CEO Pay Ratio

Summary of Results

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Quanta is providing the following information about the relationship of the annual total compensation of the median employee of the Company and the annual total compensation of Mr. Austin, Quanta’s Chief Executive Officer (“CEO”). For 2019, Quanta’s last completed fiscal year:

•	the median of the annual total compensation of all employees of Quanta (other than Quanta’s CEO) was $92,493;

•	the annual total compensation of Quanta’s CEO was $10,247,932; and

•	based on this information, the ratio of the annual total compensation of Quanta’s CEO to the median of the annual total compensation of all employees was 111 to 1.

Identification of Median Employee

Quanta determined that during 2019 there was no change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. Therefore, in accordance with Item 402(u) of Regulation S-K, Quanta elected to use the same median employee identified in connection with its 2017 and 2018 pay ratio calculations for its 2019 pay ratio disclosure. The median employee is a full-time employee located in the same jurisdiction as the CEO.

The methodology and material assumptions, adjustments and estimates used to identify the median employee for Quanta’s 2017 pay ratio calculation are set forth in Quanta’s proxy statement filed with the SEC on April 13, 2018. Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported by Quanta, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Median Employee Compensation and CEO Compensation

Quanta’s median employee’s annual total compensation for 2019 was determined in accordance with the requirements of Item 402(c)(2) (x) of Regulation S-K, resulting in an annual total compensation of $92,493 for 2019. The amount included in the Total column of the 2019 Summary Compensation Table is utilized for the annual total compensation of Quanta’s CEO.

58 PROXY STATEMENT 2020

Proposal 2: Advisory Vote to Approve Executive Compensation

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

The Board is committed to excellence in corporate governance. As part of that commitment, and as required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board is providing Quanta’s stockholders with an opportunity to act on an advisory vote to approve the compensation of Quanta’s NEOs, as described in Compensation Discussion & Analysis and in the compensation tables and accompanying narrative disclosure set forth in Executive Compensation.

At the 2019 annual meeting of stockholders, over 97% of Quanta’s stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our proxy statement filed with the SEC on April 12, 2019. The Compensation Committee intends to seek stockholder guidance on executive compensation by conducting future advisory votes on executive compensation annually until the next stockholder advisory vote on the frequency of future advisory votes, which is scheduled to occur no later than the 2023 annual meeting of stockholders.

The Compensation Committee establishes, recommends and governs the compensation and benefits policies and actions for the NEOs. Quanta’s compensation philosophy is designed to:

•	align NEO incentives with short-term and long-term stockholder value creation;

•	attract, motivate and retain the best possible executive officer talent by maintaining competitive compensation programs;

•	tie annual cash incentives to the achievement of measurable company financial and safety performance goals that promote profitable growth and successful performance;

•	tie stock incentives to the achievement of measurable company goals linked to our long-term strategic plans and stockholder value creation; and

•	promote an ownership culture.

Consistent with our compensation philosophy, Quanta’s executive compensation program links a substantial portion of compensation to company performance, with a significant portion of target total direct compensation of NEOs each year being “at-risk,” and therefore dependent upon performance against incentive targets or peer group companies or upon continued employment and stock price performance during a vesting period. Moreover, equity-based awards play an important role in our executive compensation program, providing alignment with stockholders, creating incentives for the increase of stockholder value and promoting an ownership culture. Finally, Quanta’s executive compensation program is designed to reward superior performance and provide for a substantial reduction in earned compensation in the event of to underperformance.

Overall, the Compensation Committee believes that the total compensation paid and awarded to Quanta’s NEOs in 2019 is reasonable and appropriate. Based on Quanta’s continued strong performance, the financial and operational performance targets established for the 2019 annual and long-term incentive plans represented significant increases as compared to the performance targets established in prior years.

Annual cash incentives paid under the 2019 annual incentive plan were above target levels due to strong company performance and meaningful improvement in financial performance as compared to prior years. With respect to long-term equity incentive awards, 60% (or 70% in the case of Mr. Austin) of those awards remain subject to a 3-year performance period requiring achievement of certain performance targets related to return on invested capital, total stockholder return relative to peer group companies, and property and equipment utilization (i.e., capital efficiency), which the Compensation Committee believes are strongly connected to stockholder value creation. The remainder of the long-term equity incentive awards vest over a 3-year period, further aligning NEO compensation and stockholder value and promoting retention. For these reasons, the Board unanimously recommends that stockholders vote in favor of the following resolution:

QUANTASERVICES.COM	PROXY STATEMENT 2020 59

“RESOLVED, that the compensation paid to Quanta’s named executive officers, as described pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Quanta’s proxy statement for the 2020 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure and any related disclosure, is hereby APPROVED.”

Advisory approval of the resolution on Quanta’s executive compensation requires the affirmative vote of a majority of the voting power of the shares of Common Stock present at the Annual Meeting in person or by proxy and that cast a vote on this proposal. The results of this vote are not binding on the Board, whether or not the proposal is adopted. While the resolution is non-binding, the Board values the opinions that stockholders express in their votes and in any additional dialogue. In evaluating the vote on this advisory resolution, the Board intends to consider the voting results in their entirety.

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

60 PROXY STATEMENT 2020

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The Audit Committee has the ultimate authority and responsibility to directly appoint, compensate, retain, oversee, evaluate and, where appropriate, terminate Quanta’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for the fiscal year ending December 31, 2020. PricewaterhouseCoopers LLP has served as Quanta’s independent public accounting firm since June 2002.

Prior to selecting an independent registered public accounting firm, the Audit Committee considers the firm’s qualifications, independence and performance, as well as the advisability and potential impact of selecting a new independent registered public accounting firm. At least annually the Audit Committee also obtains and reviews a report from its current independent registered public accounting firm describing (1) its internal quality control procedures, (2) any material issues raised by their most recent quality-control review (whether internal or peer review) or by any governmental or professional authority inquiry or investigation, within the preceding five years and with respect to an independent audit carried out by the firm, along with any steps taken to deal with any such issues, and (3) all relationships between the firm and Quanta. Additionally, when assessing the public accounting firm’s independence, the Audit Committee reviews all audit and non-audit services provided by the firm in the prior fiscal year. For further information regarding the services provided by PricewaterhouseCoopers LLP during fiscal year 2019, see Audit Fees below.

In accordance with SEC rules, audit partners for independent registered public accounting firms are also subject to rotation requirements that limit the number of consecutive years an individual partner may serve in certain roles. For lead and concurring audit partners, the maximum is five consecutive years of service. We select the lead partner from our independent registered public accounting firm pursuant to this rotation policy following meetings with potential candidates and discussions between the Audit Committee and management.

We are asking our stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of Quanta and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement, if they choose, and to respond to appropriate questions.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Common Stock present at the Annual Meeting in person or by proxy and that cast a vote on this proposal.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

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Audit Committee Report

The Audit Committee is composed of three independent directors and operates under a formal written charter adopted by the Board of Directors.

As members of the Audit Committee, our primary purpose is to assist with the Board of Directors’ oversight of (1) the integrity of Quanta’s financial statements, (2) Quanta’s compliance with applicable legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of Quanta’s internal audit function and independent auditors. The Audit Committee is solely responsible for the appointment and compensation of Quanta’s independent registered public accounting firm. Management is responsible for Quanta’s financial reporting processes, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. Quanta’s independent registered public accounting firm is responsible for expressing an opinion as to whether the consolidated financial statements are free of material misstatements based on their audit. Our responsibility is to monitor and review these processes. In carrying out our role, we rely on Quanta’s management and independent registered public accounting firm.

We have reviewed and discussed Quanta’s audited consolidated financial statements with management. Management has confirmed to us that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

In addition, we have discussed with PricewaterhouseCoopers LLP, Quanta’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

We have received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with us concerning independence, and we have discussed with PricewaterhouseCoopers LLP its independence from Quanta.

Based on our review and discussions referred to above, we recommended to Quanta’s Board of Directors that Quanta’s audited consolidated financial statements be included in Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the Securities and Exchange Commission.

Worthing F. Jackman, Chairman

Vincent D. Foster

Bernard Fried

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Audit Fees

The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee reviews and, as it deems appropriate, pre-approves the particular services to be provided by our independent registered public accounting firm and establishes specific budgets for each service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee must be informed promptly of the provision of each service that is permitted by the pre-approval policy. In addition, the Audit Committee may periodically revise the list of pre-approved services and related fee levels, based on subsequent determinations. Any services expected to exceed pre-approved fee levels require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members.

The following table details the aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for fiscal years 2019 and 2018:

	2019	2018

Audit Fees(1)	$5,106,798	$4,614,264

Audit-Related Fees(2)	–	300,000

Tax Fees(3)	621,335	1,080,366

All Other Fees(4)	1,919	2,893

Total	$5,730,052	$5,997,523

(1)

Represents fees for professional services rendered for the audit of our annual consolidated financial statements, review of our interim consolidated financial statements, review of documents filed with the SEC, evaluation of the effectiveness of Quanta’s internal control over financial reporting, state licensing pre-qualification filings, and financial statement audits of certain of our subsidiaries, as well as out-of-pocket expenses incurred in the performance of audit services.

(2)

Represents fees for professional services rendered for other assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including fees for consultations related to the impact of final or proposed rules, standards or interpretations by the SEC, Financial Accounting Standards Board or other regulatory or standard-setting bodies and consultations related to financial, tax and Foreign Corrupt Practices Act due diligence work associated with potential acquisitions, as well as out-of-pocket expenses incurred in the performance of audit-related services.

(3)

Represents fees for professional services rendered for tax planning, compliance and advice related to U.S. federal, state and local matters, international matters, review of U.S. federal, state and local and international tax returns and consulting and implementation of certain tax restructuring transactions.

(4)	Represents fees for accounting research software tools.

The Audit Committee has reviewed the services performed by PricewaterhouseCoopers LLP and the related fees and has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining independence of PricewaterhouseCoopers LLP. During 2019, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were approved by the Audit Committee.

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‘

Stockholder Proposals and Nominations of Directors for the 2021 Annual Meeting

Stockholders who desire to submit a proposal for inclusion in Quanta’s proxy materials for the 2021 annual meeting of stockholders may do so by complying with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in our proxy materials under Rule 14a-8, stockholder proposals must be received by Quanta’s Corporate Secretary at our principal executive offices no later than December 18, 2020. Stockholder proposals should be addressed to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Boulevard, Houston, Texas 77056.

Under our bylaws, with respect to any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but instead is proposed to be presented directly at our 2021 annual meeting, and with respect to any stockholder nominees for director election, a stockholder’s notice must be received by our Corporate Secretary at the address of our principal executive offices set forth above not earlier than January 28, 2021 and not later than February 27, 2021 (unless the 2021 annual meeting date is before April 28 or after June 27 in which case we must receive such notice not earlier than the close of business 120 days before such annual meeting date and not later than the close of business on the later of 90 days before such annual meeting date or 10 days after we first publicly announce the date of such annual meeting). However, if the number of directors to be elected at the 2021 annual meeting of stockholders is increased and we do not publicly announce the nominee(s) for the new directorship(s) by February 17, 2021, a stockholder’s notice solely with respect to nominee(s) for the additional directorship(s) must be received by our Corporate Secretary not later than 10 days after we first publicly announce the increase in the number of directors.

Any such stockholder proposal and director nomination must comply in all respects with the specific requirements included in our bylaws. Our bylaws are available in the Investor Relations / Governance section of our website at www.quantaservices.com. If a stockholder’s notice regarding a stockholder proposal or director nomination is received after the applicable deadline, our proxy materials for the 2021 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for our 2021 annual meeting of stockholders.

64 PROXY STATEMENT 2020

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 31, 2020, unless otherwise indicated, with respect to each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock. Except as indicated otherwise, the beneficial owners named below have sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percent of Class(1)

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	Common Stock	15,172,768(2)	11.0%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	Common Stock	12,616,328(3)	9.2%

(1)

The percent of class beneficially owned is calculated based on 137,645,986 shares of our Common Stock issued and outstanding as of March 31, 2020. In addition, if a person has the right to acquire beneficial ownership of shares within 60 days following March 31, 2020, those shares are deemed beneficially owned by that person as of that date and are deemed to be outstanding solely for the purpose of determining the percentage of Common Stock owned. Those shares are not included in the computations for any other person.

(2)

Based on Schedule 13G/A (Amendment No. 11) filed on February 12, 2020 by The Vanguard Group, Inc. (“Vanguard”), an investment adviser, which has sole voting power over 180,080 shares, sole dispositive power over 14,988,073 shares, shared voting power over 22,388 shares, and shared dispositive power over 184,695 shares. The Schedule 13G/A further indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 162,307 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 40,161 shares as a result of its serving as investment manager of Australian investment offerings.

(3)

Based on Schedule 13G/A (Amendment No. 10) filed on February 5, 2020 by BlackRock, Inc., a parent holding company for a number of investment management subsidiaries, which has sole voting power with respect to 11,489,523 shares and sole dispositive power over all 12,616,328 shares.

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Security Ownership of Management

The following table sets forth, as of March 31, 2020, the number of shares of Common Stock beneficially owned by (i) each of our directors and director nominees, (ii) each of our NEOs listed in the 2019 Summary Compensation Table and (iii) all of our directors and executive officers as a group.

Shares of Common Stock Beneficially Owned(1)

Name of Beneficial Owner	Number(2)	Percent of Class
Non-Employee Directors:(3)
Vincent D. Foster	268,721(4)(5)	*
Bernard Fried	67,289(4)(5)(6)	*
Worthing F. Jackman	45,071(4)(5)	*
Margaret B. Shannon	35,197(4)	*
David M. McClanahan	32,595(4)	*
Pat Wood, III	27,337(4)(5)	*
J. Michal Conaway	25,495(4)(5)	*
Doyle N. Beneby	19,975(4)	*
Martha B. Wyrsch	2,584(4)
Named Executive Officers:
Earl. C. (Duke) Austin, Jr.	663,442(5)(6)(7)	*
Derrick A. Jensen	293,520(5)(7)	*
Paul C. Gregory	178,695(4)(7)	*
Redgie Probst	146,263(5)(7)	*
Donald C. Wayne	36,787(4)(7)	*
All directors and executive officers as a group (18 persons)	1,905,640(4)(5)(6)(7)	1.4%

* Percentage of shares does not exceed 1%.

(1)

The percent of class beneficially owned is calculated based on 137,645,986 shares of our Common Stock issued and outstanding as of March 31, 2020, adjusted as required by the rules promulgated by the SEC. Shares of Common Stock that may be acquired upon vesting of RSUs within 60 days of March 31, 2020 and vested equity awards that are not yet settled are deemed outstanding and beneficially owned by the person holding such RSUs for purposes of computing the number of shares and percentage beneficially owned, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(2)

Except as otherwise indicated, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(3)	Mr. Austin is an executive officer and director of Quanta, but his beneficial ownership is reported with the executive officers.
(4)

Includes shares that may be acquired upon vesting of RSUs within 60 days of March 31, 2020 as follows: 6,376 shares for Mr. McClanahan; 2,584 shares for Ms. Wyrsch; 3,985 shares for each of the other non-employee directors; 2,970 shares for Mr. Wayne; and 43,013 shares for all directors and executive officers as a group.

(5)

Includes RSUs and PSUs for which settlement has been or will be deferred, pursuant to the deferred compensation plans maintained by Quanta as follows: 23,681 units for Foster; 28,526 units for Mr. Fried; 19,573 units for Mr. Jackman; 6,035 units for Mr. Wood; 5,707 units for Mr. Conaway; 265,613 units for Mr. Austin; 85,859 units for Mr. Jensen; and 465,220 units for all directors and executive officers as a group.

(6)

Includes shares held by family members or family trusts or family limited partnerships as to which the named person and his or her spouse have shared voting and investment power as follows: 34,747 shares for Mr. Fried; 20,000 shares for Mr. Austin; 120,784 shares for Mr. Probst; 500 shares for Mr. Wayne; and 176,031 shares for all directors and executive officers as a group.

(7)

Does not include shares underlying PSUs that vest only to the extent performance objectives are achieved as follows: 386,312 units for Mr. Austin; 95,683 units for Mr. Jensen; 149,617 units for Mr. Gregory; 51,303 units for Mr. Probst; 65,238 units for Mr. Wayne; and 791,857 units for all directors and officers as a group.

66 PROXY STATEMENT 2020

Employee, Officer and Director Hedging

Under Quanta’s Insider Trading Policy, the Company’s directors and executive officers, certain other Company employees, designated by virtue of their position and access to material nonpublic information, and certain of their respective family members are prohibited from entering into certain specified transactions in securities of the Company. Family members include those who reside with the director or employee and those who do not live in their household but whose transactions are directed by or subject to their influence or control.

The prohibited transactions include short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, as well as hedging, monetization transactions or similar arrangements, such as prepaid variable forwards, forward sale contracts, equity swaps, collars, zero-cost collars and other derivative transactions. These prohibitions apply to transactions involving all Company securities, including Quanta Common Stock, options to purchase Quanta Common Stock, or any other type of securities that the Company may issue, including (but not limited to) preferred stock, convertible debentures and warrants, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to the Company’s securities.

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Related Party Transactions

Transactions Involving Executive Officers and Directors

North Houston Pole Line, L.P. (“North Houston”), a wholly-owned subsidiary of Quanta, is a party to certain facility leases with Properties, Etc., the general partner and 50% owner of which is Earl C. (Duke) Austin, Jr., who is our President, Chief Executive Officer, Chief Operating Officer and a director. During 2019, North Houston paid an aggregate of $469,956 to Properties, Etc. in rent expense related to these leases and incurred $243,192 in costs associated with necessary leasehold improvements to two of these properties. These leases have terms through August 2021, and as of December 31, 2019, provided for aggregate remaining lease obligations of $783,260 through the conclusion of the lease terms. In addition, North Houston is a party to a facility lease with Mr. Austin and paid Mr. Austin $158,400 in rent expense for 2019 related to this lease and incurred $310,827 in costs associated with necessary leasehold improvements to this property. As of December 31, 2019, the aggregate remaining lease obligations under this lease were $264,000 through the conclusion of the lease term in August 2021. Further, North Houston is a party to a facility lease with Mr. Austin’s father and paid Mr. Austin’s father $198,000 in rent expense for 2019 related to this lease. As of December 31, 2019, the aggregate remaining lease obligations under this lease were $330,000 through the conclusion of the lease term in August 2021. These leases relate primarily to facilities that were occupied by North Houston when Quanta acquired North Houston in 2001. Based upon an independent market valuation, we believe that the rental rates of these leases do not exceed fair market value.

Martha B. Wyrsch previously served as Executive Vice President and General Counsel of Sempra Energy from September 2013 until March 2019. Sempra Energy, primarily through certain of its operating subsidiaries, is a customer of Quanta and accounted for approximately $173.9 million, or 1.4%, of the Company’s consolidated revenues for the fiscal year ended December 31, 2019.

Probst Electric Inc. (“Probst Electric”) and Summit Line Construction, Inc. (“Summit”), each a wholly-owned subsidiary of Quanta, are party to certain facility leases with Three Strings Holdings, LLC, the 40% owner of which is Redgie Probst, who is our President – Electric Power Division. During 2019, these subsidiaries of Quanta paid an aggregate of $812,127 to Three Strings Holdings in rent expense related to these leases. These leases have terms through extending through October 2028, and as of December 31, 2019, provided for aggregate remaining lease obligations of $6,053,245 through the conclusion of the lease terms. In addition, these subsidiaries of Quanta are party to an aircraft dry lease with Wasatch Aviation 1, LLC, the 50% owner of which is Mr. Probst. This dry lease provides for certain business-and operational-related travel, and subsidiaries of Quanta paid an aggregate of $1,135,938 in 2019 to Wasatch Aviation under the lease. During 2019, Jim Madson, the brother-in-law of Mr. Probst, received an aggregate of $153,319 from Summit in salary, bonus, health and welfare coverage and 401(k) plan matching. The employment of Mr. Madson predated Quanta’s acquisition of Probst Electric and Summit in 2013.

Quanta employed Travis Grindstaff, the brother of Nicholas M. Grindstaff, one of our executive officers, during 2019. Travis Grindstaff received an aggregate of $286,876 from Quanta in salary, non-equity incentive compensation, health and welfare coverage and 401(k) plan matching contributions for 2019. In addition, during 2019 we granted 961 RSUs to Travis Grindstaff, with a grant date fair value of $34,567, vesting in three equal annual installments beginning in the first quarter of 2019. The RSUs were granted on the same terms and conditions as RSUs granted to other U.S. employees in 2019.

Transactions Involving Holder of Series G Preferred Stock

Northstar Energy Services Inc. (“Northstar”), a wholly-owned subsidiary of Quanta, is party to a facility lease with Gunnar Investments Inc. (f/k/a Kehr Developments Inc.), a corporation controlled by Jay Gunnarson, the former beneficial holder of the single outstanding share of Quanta’s Series G Preferred Stock that was outstanding during a portion of 2019. In January 2019, that share was redeemed and retired. Northstar paid $346,365 to Kehr Developments, Inc. in rental expense for 2019 related to the facility lease, and the lease has a term through January 2024. As of December 31, 2019, the remaining lease obligations were $1,397,564. This lease relates to a property occupied when Quanta acquired Northstar in January 2014. Based upon an independent market valuation, we believe the current rental rate of this lease does not exceed fair market value. Northstar is also party to a residential crew house lease with Jay Gunnarson and paid an aggregate of $26,324 in rental expense in 2019.

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All amounts associated with Northstar were paid in local (foreign) currency. The amounts reflected above represent the U.S. dollar equivalent of the amounts reportable during 2019, based on the spot exchange rate for such foreign currency to the U.S. Dollar on December 31, 2019, as reported by the Wall Street Journal.

Review of Related Party Transactions

We have a written policy and procedures for the review, approval and ratification of transactions with related persons. Under our policy, related persons include, among others, our executive officers and corporate employees, certain employees of our subsidiaries, directors, principal stockholders, and immediate family members of such persons. The transactions covered under our policy generally include any business transaction between Quanta and a related person, including, among others, the lease of real property from a related person, the employment of a related person, the sale of inventory or supplies to or the purchase of inventory or supplies from a related person, and the supply of services to or receipt of services from a related person. Related party transactions involving an amount exceeding $120,000 and in which any of our directors, director nominees, executive officers, beneficial owners of greater than five percent (5%) of any class of our voting securities, or any immediate family members of the foregoing may have an interest require the approval of the Audit Committee. In considering the approval of any related party transaction, a legitimate business case must be presented that includes, among other things, whether the transaction terms are no less favorable than the terms generally available to an unaffiliated third party, the materiality of the transaction and the reasons that the transaction is beneficial to Quanta.

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Questions and Answers about the Annual Meeting

What is the purpose of the Annual Meeting?

The Annual Meeting will be Quanta’s regular annual meeting of stockholders, and stockholders will be asked to vote on the following matters:

•	election of ten directors nominated by our Board;

•	approval, by non-binding advisory vote, of Quanta’s executive compensation; and

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020.

How does the Board recommend that stockholders vote?

The Board recommends that stockholders vote as follows:

•	FOR the election of all nominees as directors;

•	FOR the advisory resolution approving Quanta’s executive compensation; and

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020.

When and where is the Annual Meeting?

The Annual Meeting will be held in the Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056, on May 28, 2020 at 8:30 a.m. local time. We intend to hold our annual meeting in person. However, we are actively monitoring coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor Quanta’s website at https://investors.quantaservices.com/ and our annual meeting website at www.proxydocs.com/PWR for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

Who can attend the Annual Meeting?

All stockholders of record as of March 31, 2020, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:00 a.m. on May 28, 2020. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. To obtain directions to the Annual Meeting, please contact our Corporate Secretary at (713) 629-7600.

If you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of record of our Common Stock at the close of business on March 31, 2020, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting, unless a new record date is then set. As of March 31, 2020, there were 137,645,986 shares of our Common Stock outstanding and entitled to vote.

70 PROXY STATEMENT 2020

What are the voting rights of the holders of Common Stock?

Each share of Common Stock is entitled to one vote on each matter on which it may vote. The required vote to approve each item to be voted on at the Annual Meeting is described below.

What vote is required to approve each item to be voted on at the Annual Meeting?

Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the Annual Meeting and the Board accepts the resignation following the Annual Meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in Quanta’s Corporate Governance Guidelines, which are available in the Investor Relations / Governance section of our website at www.quantaservices.com.

Advisory approval of the resolution on Quanta’s executive compensation and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will be decided by a majority of the votes cast with respect to such matter, such that votes cast FOR the proposal must exceed the votes cast AGAINST the proposal for the proposal to succeed. Abstentions and broker non-votes are not counted as votes cast for purposes of these proposals and will have no effect on the outcome of the vote on such proposals. Additionally, with respect to approval of the resolution on Quanta’s executive compensation, the results of the vote are not binding on the Board, whether or not the proposal is adopted by the aforementioned voting standard. In evaluating the vote on this resolution, the Board intends to consider the voting results in their entirety.

Any other matter properly brought before the Annual Meeting will be decided by the affirmative vote of a majority of the votes cast with respect to the matter.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Quanta in printing and mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Can I vote my stock by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

How can I access the proxy materials over the Internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are available at www.proxydocs.com/PWR.

How do I vote?

You may vote by any of the following methods:

(i) Internet. Vote on the Internet at www.proxypush.com/PWR. This website also allows electronic proxy voting using smartphones, tablets

QUANTASERVICES.COM	PROXY STATEMENT 2020 71

and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 27, 2020.

(ii) Telephone. Vote by telephone by following the instructions on the Notice or, if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 27, 2020.

(iii) Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 27, 2020.

(iv) Meeting. You may attend and vote at the Annual Meeting. The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your stock is held in street name (for example, held in the name of a bank, broker, or other nominee), you must obtain a proxy executed in your favor from your bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No, you do not need to return your proxy card if you vote by telephone or Internet.

If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?

Yes, you may attend the Annual Meeting even if you have voted by mail, telephone or Internet.

Can I change my vote?

Yes. You may revoke your proxy before the voting polls are closed at the Annual Meeting, by the following methods:

•	voting at a later time by Internet on the website www.proxypush.com/PWR until 11:59 p.m. (Eastern Time) on May 27, 2020;

•	voting at a later time by telephone, following the instructions included with your Notice or proxy card, until 11:59 p.m. (Eastern Time) on May 27, 2020;

•	voting in person, or giving notice to the inspector of elections, at the Annual Meeting; or

•	signing, dating and delivering to Quanta’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy.

The powers of the proxy holders will be revoked with respect to your shares if you attend the Annual Meeting in person and vote your shares in person by completing a written ballot. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If you hold your shares in street name and you instruct your broker, bank or other nominee how to cast votes on your behalf, you may later revoke your voting instructions by informing the holder of record in accordance with that entity’s procedures.

What is the effect of an advisory vote?

Because your vote with respect to approval of our named executive officer compensation is advisory, the voting results will not be binding upon the Board. However, our Compensation Committee and the Board will take the outcome of the vote into account when considering future compensation arrangements for our executive officers.

What constitutes a quorum?

The holders of shares representing a majority of the aggregate outstanding shares entitled to vote must be present, in person or by proxy, to constitute a quorum to transact business at the Annual Meeting. As of March 31, 2020, there were 137,645,986 shares of our Common Stock outstanding and entitled to vote.

Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum at the Annual Meeting.

72 PROXY STATEMENT 2020

What are broker non-votes?

The NYSE permits brokers to vote their customers’ stock held in street name on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when the brokers have not received voting instructions from their customers. However, the NYSE does not allow brokers to vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

What routine matters will be voted on at the Annual Meeting?

Ratification of the appointment of our independent registered public accounting firm is the only matter to be voted on at the Annual Meeting on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors and the advisory vote on executive compensation are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their clients.

What is the effect of not casting a vote?

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the matters that properly come before the Annual Meeting. If you hold your shares in street name, and you do not instruct your broker, bank or other nominee how to vote in the election of directors, the advisory vote to approve executive compensation or any other non-routine matter, no votes will be cast on your behalf on such matters, but your broker, bank or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K or an amendment thereto timely filed with the SEC. You may access or obtain a copy of this and other reports free of charge on the Company’s website at www.quantaservices.com or by contacting our investor relations department at investors@quantaservices.com. Also, the referenced Current Report on Form 8-K, any amendments thereto and other reports filed by Quanta with the SEC are available to you on the SEC’s website at www.sec.gov.

Who conducts and pays for the proxy solicitation related to the Annual Meeting?

The proxies being solicited hereby are being solicited by Quanta on behalf of the Board. These and other costs of soliciting proxies hereby, which may include the cost of preparing, printing and mailing the proxy materials, will be borne by Quanta. Our officers, directors and employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile, postings on our website or other electronic means. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of our Common Stock and obtain their voting instructions. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our Common Stock.

Can I get more than one copy of the proxy materials if multiple stockholders are located at my address?

In some instances, only one proxy statement and annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one of those stockholders. Quanta undertakes to promptly deliver upon written or oral request a separate copy of such materials to any stockholder at a shared address to which a single copy of the documents was delivered. Stockholders sharing an address may also request delivery of a single copy of the proxy materials, but in such event will still receive separate proxies for each account. To request separate or single delivery of these materials now or in the future, stockholders should notify Quanta by contacting the Corporate Secretary in writing at Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056 or by phone at (713) 629-7600.

What if I receive more than one proxy card?

If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one proxy card. We encourage you to vote each proxy card that you receive.

QUANTASERVICES.COM	PROXY STATEMENT 2020 73

Other Matters

As of the date of this Proxy Statement, the Board does not know of any other matter that will be brought before the Annual Meeting. Pursuant to Quanta’s bylaws, additional matters may be brought only by or at the direction of the Board. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote on such matters as recommended by the Board or, if no recommendation is given, in accordance with their best judgment and discretion.

By Order of the Board of Directors,

Carolyn M. Campbell

Corporate Secretary

Houston, Texas

April 17, 2020

74 PROXY STATEMENT 2020

Reconciliation of Non-GAAP Financial Measure

Adjusted EBITDA for 2019 Annual Incentive Plan

For the Twelve Months Ended December 31, 2019

(In thousands)

(Unaudited)

Operating Income (GAAP as reported)	$554,874
Depreciation expense	218,107
Amortization of intangible assets	62,091
Stock-based compensation	52,013
Equity in earnings of unconsolidated affiliates	16,583
Market value adjustments to deferred compensation	8,939
Non-controlling interests	(4,771)
Additional operating activities affecting net income:
Contract asset impairment and other related costs(1)	64,692
Acquired company post-acquisition results (net of acquisition and integration costs)	(20,725)
Adjustment to contingent consideration liabilities associated with acquired companies(2)	13,404
Other impairment charges and costs associated with terminated activities(3)	13,892
Unforecasted strategic initiatives	5,107
Dividend income(4)	1,094
Foreign currency exchange rate fluctuations	232
Effect on EBITDA of iterative adjustment to final bonus attainment	(5,506)
AIP Adjusted EBITDA	$980,026

(1)

Amount represents a portion of a charge to earnings in connection with the termination of, and ongoing dispute involving, a telecommunications project in Peru, which is described in Legal Proceedings within Note 14 to the Company’s consolidated financial statements included in Item 8 of Part II of Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)

Amount represents change in fair value of contingent consideration liabilities associated with acquired companies, which fluctuates depending on the performance in post-acquisition periods of certain acquired businesses.

(3)

Amount includes asset impairment charges related to the winding down and exit of certain oil-influenced operations and assets, the replacement of an internally developed software application and the planned sale of certain foreign operations and assets.

(4)	Amount represents dividend declared in connection with an equity interest in a water and gas pipeline infrastructure contractor located in Australia.

QUANTASERVICES.COM	PROXY STATEMENT 2020 A-1

Reconciliation of Non-GAAP Financial Measure

Adjusted EBITDA Margin for 2019 Annual Incentive Plan

For the Twelve Months Ended December 31, 2019

(In thousands, except percentage information)

(Unaudited)

Revenues (GAAP as reported)	$12,112,153
Adjustments:
Results of acquired businesses	(174,267)
Revenues attributable to the contract asset impairment for terminated	34,292
telecommunications project in Peru(1)
Foreign currency exchange rate fluctuations	(14,029)
Adjusted Revenues	$11,958,149

AIP Adjusted EBITDA (see reconciliation above)	$980,026

AIP Adjusted EBITDA Margin	8.20%

(1)

Amount represents the adjustment to revenue associated with the charge to earnings in connection with the termination of, and ongoing dispute involving, the telecommunications project in Peru described in footnote (1) of the Reconciliation of Non-GAAP Financial Measure - Adjusted EBITDA for 2019 Annual Incentive Plan.

A-2 PROXY STATEMENT 2020

QUANTA

**Quanta Services , Inc.** / 2800 Post Oak Blvd. Suite 2600 / Houston, TX 77056 / 713.629.7600 / quantaservices.com

ANNUAL MEETING OF QUANTA SERVICES, INC.

Date:	May 28, 2020
Time:	8:30 A.M. (Local Time)
Place:	Williams Tower, 2nd Floor Conference Center
Auditorium No. 1, 2800 Post Oak Boulevard, Houston, Texas 77056

Please make your marks like this:  ☒  Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2, and 3.

1:	Election of Directors	For	Against	Abstain	Board of Directors Recommend ê
	01 Earl C. (Duke) Austin, Jr.	☐	☐	☐	For
	02 Doyle N. Beneby	☐	☐	☐	For
	03 J. Michal Conaway	☐	☐	☐	For
	04 Vincent D. Foster	☐	☐	☐	For
	05 Bernard Fried	☐	☐	☐	For
	06 Worthing F. Jackman	☐	☐	☐	For
	07 David M. McClanahan	☐	☐	☐	For
	08 Margaret B. Shannon	☐	☐	☐	For
	09 Pat Wood, III	☐	☐	☐	For
	10 Martha B. Wyrsch	☐	☐	☐	For

		For	Against	Abstain
2: Approval, by non-binding advisory vote, of Quanta’s executive compensation		☐	☐	☐	For

3: Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2020		☐	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on herein. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

To attend the meeting and vote your shares in person, please mark this box.	☐

Annual Meeting of Quanta Services, Inc.

to be held on Thursday, May 28, 2020

for Holders as of March 31, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE
Go To	OR MAIL	866-390-5316
www.proxypush.com/PWR • Cast your vote online up to 11:59 PM (ET) on May 27, 2020. • View meeting documents.		• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions to cast your vote by telephone up until 11:59 PM (ET) on May 27, 2020.
• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Derrick A. Jensen and Donald C. Wayne, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Common Stock of Quanta Services, Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL NO. 1 AND FOR PROPOSALS 2 AND 3.

PROXY TABULATOR FOR QUANTA SERVICES, INC. P.O. BOX 8016 CARY, NC 27512-9903

Proxy — Quanta Services, Inc.

Annual Meeting of Stockholders

May 28, 2020, 8:30 a.m. (Central Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Derrick A. Jensen and Donald C. Wayne (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Quanta Services, Inc., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, 2800 Post Oak Boulevard Houston, Texas 77056, on May 28, 2020, at 8:30 a.m. (local time) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1.	Election of directors;

2.	Approval, by non-binding advisory vote, of Quanta’s executive compensation; and

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2020.

The 10 directors up for re-election are: Earl C. (Duke) Austin, Jr., Doyle N. Beneby, J. Michal Conaway, Vincent D. Foster, Bernard Fried, Worthing F. Jack-man, David M. McClanahan, Margaret B. Shannon, Pat Wood, III, and Martha B. Wyrsch.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.